                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              INFORMATION STATEMENT
                   PURSUANT TO SECTION 14(C) AND SECTION 14F-1
               OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]      Preliminary Information Statement

[X]      Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                            ESCAGENETICS CORPORATION.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:



         (2) Aggregate number of securities to which the transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             -------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:


         (5) Total fee paid:


[ ]      Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                            ESCAGENETICS CORPORATION
                          5251 DTC Parkway, Suite 1090
                        Greenwood Village, Colorado 80111


                        DEFINITIVE INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

This notice and information statement (the "Information Statement") was mailed on or about October 9, 2003 to the stockholders of record, as of October 6, 2003, of ESCAgenetics Corporation, a Delaware corporation (the "Company") pursuant to: (i) Section 14(f) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 issued thereunder, to inform the stockholders of the Company of a change in the majority of its board of directors (the "Board") in connection with the closing of the transactions set forth in that certain Agreement and Plan of Reorganization dated August 22, 2003, as amended on September 24, 2003 (collectively, the "Agreement"), by and among the Company, Shecom Acquisition Corp., a Colorado corporation and wholly owned subsidiary of the Company ("Mergeco") and Shecom Corporation, a Colorado corporation ("Shecom"), pursuant to which Mergeco will be merged with and into Shecom (the "Merger"), with Shecom as the surviving corporation of such Merger; and (ii) Section 14(c) of the Exchange Act to inform the Stockholders that the majority stockholder of the Company executed a written consent dated September 24, 2003 providing for an amendment to the Company's Certificate of Incorporation changing its name to Krystal Digital Corporation. This notice and information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

While approval of the Company's stockholders is not required under the DGCL or the Agreement to consummate the Merger, we have been informed that the holder of approximately 93.1% of the outstanding voting stock of the Company has no objection to our consummating the Merger. Our board of directors has unanimously approved the Agreement and the Merger. Accordingly, your approval is not required and is not being sought.

Please read this notice carefully. It describes the essential terms of the Agreement and contains certain information concerning the Agreement, its parties and the proposed new directors of the Company. The Agreement is attached to this Information Statement as Exhibit A. Additional information about the Company is contained in its periodic reports filed on Forms 10-QSB for its quarterly fiscal periods and its annual report filed on Form 10-KSB, each as filed with the United States Securities and Exchange Commission (the "Commission"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.

The principal executive office of the Company is located at 5251 DTC Parkway, Suite 1090, Greenwood Village, Colorado 80111. The Company's telephone number is
(720) 889-0133.

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS'
         MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                            ESCAGENETICS CORPORATION
                          5251 DTC Parkway, Suite 1090
                        Greenwood Village, Colorado 80111



                        DEFINITIVE INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER



To our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

1. Immediately following the effective time of the Merger, the change of the Company's name to Krystal Digital Corporation, to be effective as of the filing of an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, attached hereto as Exhibit B.

         The Board of Directors has fixed the close of business on October 6, 2003, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written Notice to stockholders pursuant to Section 228(e) of the DGCL.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                            By order of the Board of Directors,



                                            /s/ Kevin R. Keating
                                            -----------------------------------
October 8, 2003                             Kevin R. Keating
                                            President

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
CHANGE IN CONTROL - THE MERGER................................................1

Description of the Merger.....................................................1
Change in Control.............................................................4
Material Terms of the Merger..................................................5
Certain Federal Income Tax Consequences.......................................7
Accounting Treatment of the Merger............................................7
Appraisal Rights..............................................................8
Interest of Certain Persons in the Merger.....................................8
Federal Securities Law Consequences...........................................8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................9
BUSINESS OF THE COMPANY......................................................10
BUSINESS OF SHECOM...........................................................12
MANAGEMENT OF SHECOM.........................................................21
EXECUTIVE COMPENSATION.......................................................22
AMENDMENT TO THE CERTIFICATE OF INCORPORATION................................23
GENERAL AND OTHER MATTERS....................................................24
SOLICITATION OF PROXIES......................................................24
STOCKHOLDER PROPOSALS........................................................24

EXHIBIT A - Agreement and Plan of Reorganization, as amended
EXHIBIT B - Amendment to the Certificate of Incorporation

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's and/or Shecom's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. In addition, with respect to the Merger, the following factors, among others, could cause actual events to differ materially from those described herein: inability to satisfy various conditions to the closing of the Merger, the costs related to the Merger; the ability to defend against potential legal proceedings, if any; the effect of the Merger on creditor, vendor, supplier, customer or other business relationships; the ability to retain personnel, including key personnel; and the results and effects of our inability to pay any amounts under the interim financing.

Forward-looking statements, which involve assumptions and describe the Company's and Shecom's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's and Shecom's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Neither the Company nor Shecom undertakes an obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                         CHANGE IN CONTROL - THE MERGER

Description of the Merger

On August 22, 2003, ESCAgenetics Corporation, Delaware corporation (the "Company"), Shecom Acquisition Corp., a Colorado corporation and wholly owned subsidiary of the Company ("Mergeco"), and Shecom Corporation, a Colorado corporation ("Shecom"), entered into an Agreement and Plan of Reorganization, as amended on September 24, 2003 (collectively, the "Agreement"). The Agreement, as amended, was approved by the board of directors of each of the Company and Mergeco on August 22, 2003 and on September 24, 2003, respectively.

The Agreement provides for a tax-free issuance of securities pursuant to the provisions of Section 368(a) of the Internal Revenue Code, whereby the Company will acquire Shecom through the merger of Mergeco with and into Shecom (the "Merger"), with Shecom as the surviving corporation of such Merger. In consideration for the Merger, the stockholders of Shecom and the holders of warrants to purchase common stock of Shecom shall receive that number of shares of common stock of the Company plus warrants to purchase Company common stock as shall represent, in the aggregate, 87.5% of the issued and outstanding shares of common stock of the Company after giving effect to the Merger. There are currently 21,257,737 shares of Shecom common stock issued and outstanding, plus an additional 2,200,000 shares of Shecom common stock issuable upon exercise of certain warrants to purchase Shecom common stock, for a total of 23,457,737, fully-diluted outstanding Shecom shares. There are currently 1,000,000 shares of common stock of the Company issued and outstanding and an additional 2,125,000 shares that the Company will issue upon consummation of the Merger for investment banking and related financial services. Accordingly, it is anticipated that the Company will issue 0.932558146 shares of its common stock for each outstanding share of Shecom common stock in the Merger (the "Merger Shares"), as a result of which the existing stockholders and warrant holders of Shecom shall be entitled to receive an aggregate of 19,823,438 Merger Shares and warrants to purchase an additional 2,051,619 shares of our common stock. In addition, the Agreement provides that, immediately after the effective date of the Merger, the board of directors of the Company will consist of persons designated by the existing stockholders of Shecom. Each of these events undertaken without respect to the other constitutes a "change in control."

The Agreement provides that the Company's name will be changed to Krystal Digital Corporation through an amendment to its Certificate of Incorporation (referred to herein as the "Amendment").

The following are answers to some of the questions about the Merger that you, as one of our stockholders, may have. We urge you to read this Information Statement, including the Agreement, attached hereto as Exhibit A, carefully because the information in this section is not complete.

Has the board of directors approved the Merger?

Yes. On August 24, 2003 our board of directors approved the Agreement and all of the transactions and developments contemplated thereby (including the change of our name to "Krystal Digital Corporation").

Why are the two companies proposing to combine?

Formed in 1984, Shecom Corporation is a rapidly growing electronics distributor, based in Brea, California, that has evolved from a computer parts distributor to a company concentrating increasingly on a branded line of consumer electronic devices. Focusing on the configuration and packaging of leading-edge consumer electronics devices, such as those employing DVD- and CD-ROM-based players and recorders, Shecom has created a branded line of computer peripheral products that it markets as its Ikebana(TM) line. It is also developing a branded line of state of the art home entertainment electronic products that it will market as its Azia line. The Ikebana(TM) line is currently being sold, and it is anticipated that the contemplated Azia line will be sold, through national retail chains at higher margins than Shecom's distribution of commodity computer and electronics items. With $362 million in sales in 2002, Shecom believes that it is the 2nd largest non-franchised electronics distributor in the US, having advanced from the 8th largest in 2001. Shecom has increased revenues at a rate of 38% compounded annually over the past four years, and has been profitable for each of its 18 years of existence.

Formed in 1986, ESCAgenetics was organized to develop and commercialize high-value, plant derived products for the agricultural and pharmaceutical markets. We actively conducted our business between 1987 and the early part of 1995. In January 1995, we scaled back our business activities and became largely a dormant business. Effective as of August 22, 1996, we were reorganized pursuant to a plan of reorganization that was confirmed by the U.S. Bankruptcy Court. We have had no revenues from operations since the reorganization date. We do not plan to continue the business activities that we previously conducted. We have recently been seeking business opportunities with the intent to acquire or merge with an operating business.

The board of directors of each of our company and Shecom has determined that a business combination between the two represents an opportunity for both companies to achieve long-term strategic and financial benefits.

How will the Merger work?

We will issue shares of our common stock for all of the issued and outstanding shares of Shecom. It is our mutual intention under the Agreement that we will issue in the Merger to the existing Shecom stockholders and holders of warrants to purchase additional shares of Shecom common stock that number of Merger Shares that shall represent, immediately following the Merger, an aggregate of 87.5% of our fully-diluted outstanding common stock.

There are presently 21,257,737 shares of Shecom common stock issued and outstanding and Shecom warrants entitling the holders to purchase an additional 2,200,000 shares of Shecom common stock, or an aggregate of 23,457,737 Shecom shares issuable on a fully-diluted basis, giving effect to the exercise of the outstanding Shecom warrants. We presently have issued and outstanding an aggregate of 1,000,000 shares of Company common stock. Immediately prior to the effectiveness of the Merger, we intend to issue an aggregate of 875,000 shares of our common stock to Keating Investments LLC, an investment banking firm located in Greenwood Village, Colorado, for investment banking services rendered to our company in connection with the Merger, and an additional 1,250,000 shares of our common stock to two additional persons or their affiliates as a placement fee.

Accordingly, to enable the existing holders of Shecom common stock and Shecom warrants to end up with 87.5% of our fully-diluted common stock, at the effective time of the Merger, we anticipate that we will issue to the Shecom stockholders an aggregate of 19,823,438 Merger Shares and will issue to holders of Shecom warrants, our warrants entitling such persons to purchase 2,051,619 additional shares of Company common stock. This means that for each outstanding share of Shecom common stock and each full share of Shecom common stock that may be purchased upon exercise of the outstanding Shecom warrants, we will issue
0.932558146 shares of common stock of our Company (the "Exchange Ratio"). Such Exchange Ratio and the Merger Shares is subject to increase or decrease (as the case may be) depending upon the actual number of Shecom shares of common stock and the actual number of our shares of common stock outstanding immediately prior to the Merger.

Assuming the issuance of an aggregate of 19,823,438 Merger Shares to the Shecom stockholders, and our reservation of 2,051,619 additional shares of our common stock upon exercise of warrants issued to Shecom warrant holders, after the Merger, there will be a total of approximately 22,948,438 shares of our common stock issued and outstanding and approximately 25,000,057 shares of our common stock issued and outstanding on a fully-diluted basis.

Under the Agreement, our newly created and wholly owned subsidiary Mergeco will be merged with and into Shecom, with Shecom as the surviving corporation of the Merger. As a result of the Merger, Shecom will become a wholly owned subsidiary of our company, and our only operating business.

We also intend to change the name of our corporation to Krystal Digital Corporation.

Do I have the right to vote on the Merger?

No, you do not. Since our Company is not a constituent entity in the Merger, Delaware law does not require that the Agreement governing the terms of the Merger receive the approval of our stockholders.

Do I have the right to vote on the Amendment?

No, you do not. If we were holding a meeting to approve such a proposal, our stockholders would be entitled to consider and vote upon the Amendment. However, we are not holding a meeting of our stockholders, nor are we soliciting proxies in favor of such a proposal. Kevin R. Keating, our controlling stockholder, has executed a written consent approving the Amendment, so no further approval is required.

After the closing of the Merger, do I need to exchange or send you my shares of common stock?

You do not. Since we are not a constituent entity in the merger, you will not be exchanging or sending us your shares for conversion.

How many shares will I have after the Merger?

The number of shares you own will remain the same. Nonetheless, your ownership percentage will be diluted. We anticipate issuing an aggregate of 19,823,438 shares of our common stock in the Merger to the existing Shecom stockholders, warrants to purchase an additional 2,051,619 shares of our common stock in the Merger to holders of Shecom warrants, and an additional 2,125,000 of our shares for services rendered in facilitating the Merger. The total number of shares issued and outstanding will therefore increase to approximately 25,000,057 from the current 1,000,000 outstanding shares.

Following consummation of the Merger, we intend to engage in a private placement of our securities to raise additional working capital for our Shecom business. Such private placement, if consummated, will likely result in the issuance of a number of additional shares of our common stock or securities convertible or exercisable for such common stock. Accordingly, at this time, we cannot advise you as to what your exact percentage ownership will be, or that the private placement will, in fact, be consummated.

When and where can I trade my shares after the Merger?

Our shares of common stock are currently traded on the NASD Over-the-Counter Bulletin Board ("OTC BB") under the symbol "ESGE." The Merger will not affect where our shares are traded.

Will the shares to be issued in the Merger be freely trading?

The shares that will be issued to the current shareholders of Shecom will not be registered upon issuance. Section 5 of the Securities Act prohibits the sale of unregistered securities. However, we intend to register for resale under the Securities Act of 1933, as amended, a total of approximately 2,200,000 of our shares issuable upon the exercise of certain warrants to be issued in connection with the Merger.

Even if the shares of common stock are registered, however, other restrictions will still apply. Certain securities may not be freely traded by affiliates, generally defined by the Commission as being in a control relationship with the issuer. None of the foregoing, however, will affect the status of the currently issued and freely trading shares of our common stock.

When do you expect the Merger to be completed?

We hope to complete the Merger as soon as possible, assuming that all of the conditions to the closing of the Merger as set forth in the Agreement are either waived or completed to the satisfaction of the parties. The Merger will be effected through the filing of Articles of Merger in the State of Colorado.

What are the tax consequences of the Merger?

The Merger is intended to qualify as a tax-free reorganization for United States federal income tax purposes. If the Merger does so qualify, United States shareholders of Shecom generally would recognize no gain or loss upon receipt of our shares of common stock in consideration for their share of Shecom common stock. We believe, but cannot assure you, that there will be no fiscal consequences whatsoever for holders of our shares. You are urged to consult your own tax advisor for tax implications related to your particular situation.

Who can help answer my questions?

If you have any questions about the Merger or the business of Shecom, you should contact Philip Trad, President at:

                  Shecom Corporation
                  925 West Lambert Road, Suite A
                  Brea, CA 92821
                  Telephone No. (714) 990-9300

If you have questions about our business, you should contact Kevin R. Keating, President, at:

                  ESCAgenetics Corporation
                  5251DTC Parkway, Suite 1090
                  Greenwood Village, Colorado 80111
                  Telephone No.: (720) 889-0133


Change in Control

The change in the majority of the directors of the Company will occur by virtue of the closing of the Agreement (the "Closing"). The Company's board of directors currently consists of Kevin R. Keating and Margie L. Blackwell (the "Board"). Each member of the Board has submitted a letter of resignation from the Board to take effect contemporaneously with the Closing. The members of the Board and Mr. Keating in his capacity of the Company's controlling stockholder, have also executed written consents to appoint Messrs. Raju Shewa and Phillip Trad, currently the Chairman and President of Shecom, respectively, and three additional persons designated by Messrs. Shewa and Trad (collectively, the "Shecom Designees") to fill the vacancies on Board to be created by the foregoing resignations.

The approval by the Company's board of directors to the Agreement and the Merger contemplated thereby constitutes the requisite approvals under the DGCL and the Company's bylaws to approve the Merger, and approval by the Company's stockholders is not required. The amendment to the Company's certificate of incorporation changing the name of the Company from ESCAgenetics Corporation to Krystal Digital Corporation has been approved by the Company's board of directors and consented to by Kevin R. Keating, the owner of 93.1% of the outstanding Company common stock. Accordingly, none of the actions described in this Information Statement will be submitted for a vote to the stockholders of the Company.

The Company prepared this notice on its own behalf, except that the Shecom Designees provided all the information herein regarding themselves. Shecom and the Shecom Designees assume no responsibility for the accuracy or completeness of the information prepared by the Company, except that they agree with the description provided herein of the Agreement and the Merger.

Material Terms of the Merger

On August 22, 2003, ESCAgenetics Corporation, a Delaware corporation (the "Company"), Shecom Acquisition Corp., a Colorado corporation and wholly owned subsidiary of the Company ("Mergeco"), and Shecom Corporation, a Colorado corporation ("Shecom"), entered into an Agreement and Plan of Reorganization, as amended on September 24, 2003 (the "Agreement"). The Agreement was approved by the board of directors of each of the Company and Mergeco on August 22, 2003 and on September 24, 2003, and will become effective within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in the Agreement or at such other date as the Company and Shecom shall agree (the "Closing"), but in no event shall the Closing occur earlier than twenty (20) days before this Information Statement shall have been mailed to the Company's stockholders of record on the record date established therefor.

Upon the terms and subject to the conditions set forth in the Agreement and in accordance with Colorado Law, Mergeco will be merged with and into Shecom (the "Merger"), with Shecom as the surviving corporation of the Merger. As a result of the Merger, the outstanding shares of capital stock of each of Mergeco and Shecom will be converted or canceled in the manner provided by the Agreement, the separate corporate existence of Mergeco shall cease, and Shecom shall continue unimpaired as the surviving corporation in the Merger as a wholly owned subsidiary of the Company.

Prior to the Merger, Kevin R. Keating, the Controlling Stockholder, owned approximately 93.1% of the shares of the Company's common stock. In connection with the Merger, the Company will issue to the current shareholders of Shecom (the "Shecom Shareholders") and the holders of warrants to purchase additional shares of Shecom common stock, that number of shares of common stock of the Company and warrants to purchase additional shares of Company common stock as shall represent (assuming full exercise of such warrants) 87.5% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis, after giving effect to the Merger (the "Merger Shares").

There are currently 21,257,737 shares of Shecom common stock issued and outstanding, plus an additional 2,200,000 shares of Shecom common stock issuable upon exercise of certain warrants to purchase Shecom common stock, for a total of 23,457,000, fully-diluted outstanding Shecom shares. There are currently 1,000,000 shares of common stock of the Company issued and outstanding and an additional 2,125,000 shares that the Company will issue upon consummation of the Merger for investment banking and related financial services. Accordingly, to entitle the existing holders of Shecom common stock and Shecom warrants to own 87.5% of the fully-diluted Company shares, it is anticipated that the Company will issue 0.932558146 shares of common stock of the Company and warrants to purchase0.932558146 shares of common stock of the Company in the Merger for each outstanding share of Shecom common stock and each outstanding Shecom warrant, as a result of which the existing holders of Shecom equity securities shall be entitled to receive an aggregate of 19,823,438 Merger Shares and warrants to purchase an additional 2,051,619 shares of our common stock, resulting in the Shecom Shareholders acquiring voting and dispositive control of the Company's shares of common stock.

Kevin R. Keating, is the controlling stockholder of the Company and the owner of 931,000 of the 1,000,000 outstanding shares of common stock (representing approximately 93.1% of such outstanding shares) has, in connection with the transactions and developments contemplated by the Agreement, executed a written consent to approve and adopt a resolution authorizing an amendment to the Company's Certificate of Incorporation changing its name to Shecom Corporation. Pursuant to the DGCL, the Company is hereby notifying its stockholders of the approval of the name change to be effectuated upon Closing and, pursuant to the Exchange Act, filing this Information Statement on Schedule 14C which will be mailed to all stockholders of record as of the record date established therefor.

The terms of the Agreement are more fully described below.

Terms of the Agreement

The following discussion summarizes the material terms of the Agreement, a copy of which is attached to this Information Statement as Exhibit A and incorporated herein by reference and made an integral part hereof. Stockholders of the Company are urged to read the Agreement carefully as it is the legal document that governs the Merger.

         The Merger. Subject to the terms and conditions of the Agreement, all of the Shecom stockholders and all holders of Shecom warrants will convey all of their shares of common stock of Shecom and all warrants to purchase Shecom common stock to the exchange agent appointed by the Company, in consideration for the right to receive the Merger Shares of the Company and identical warrants to purchase Company common stock.

         Following the Merger, the Company will change its corporate name to "Krystal Digital Corporation."

         Closing. The Closing will take place at a mutually agreed upon time after the satisfaction or waiver of the conditions set forth in the Agreement.

         Effective Date.  The effective date of the Merger.

         Certificate of Incorporation and Bylaws of the Company Following the Merger. The Certificate of Incorporation and Bylaws of the Company, as in effect at the Effective Time and except as amended as described in this Information Statement, will be the Certificate of Incorporation and Bylaws, respectively, of the Company following the Merger.

         Directors and Officers of the Company Following the Merger. The Agreement provides that the directors and officers of the Company shall be replaced by the Shecom Designees at Closing.

         Representations and Warranties. The Agreement contains various representations and warranties of the Company and Shecom. The Company represents and warrants to Shecom as to, among other things: (i) capital structure; (ii) financial statements; (iii) absence of certain adverse changes; (iv) no liabilities or debts; (v) litigation; (vi) recent business operations; and (vii) issuance of securities prior to Closing. Shecom represents and warrants to the Company as to, among other things: (i) financial statements; (ii) absence of certain adverse changes; (iii) absence of litigation; (iv) material contracts, and (v) no liabilities or claims. All representations and warranties in the Agreement shall survive the Closing for a period of two (2) years from the Effective Date.

         Certain Covenants of the Parties. Pursuant to the Agreement, the Company has agreed, among other things, that (i) at the time of the Closing its outstanding capitalization shall consist of 1,000,000 shares of common stock;
(ii) immediately prior to the Closing, except for certain permitted loans set forth in the Agreement, the Company shall have no liabilities or debts whatsoever; and (iv) it shall have fulfilled its filing obligations with the Commission in a timely manner.

         Indemnification. In addition, the ESCAgenetics principal Shareholder has agreed to indemnify Shecom and its officers, directors and employees from any losses, claims, damages or expenses incurred as a result of the Company's operations prior to the Effective Date, including any breaches of the Agreement by the Company (which indemnification shall survive the Merger Closing). Similarly, Shecom and the Shecom shareholders have agreed to indemnify ESCAgenetics and its officers, directors and employees from any losses, claims, damages or expenses incurred as a result of Shecom's operations prior to the Effective Date, including any breaches of the Agreement by Shecom (which indemnification shall survive the Merger Closing). The mutual indemnification obligations of each of the respective parties is limited to $100,000, in the aggregate.

All the parties to the Agreement have agreed that, upon the occurrence of certain events related to (i) the cessation of business of Shecom or (ii) the commencement of proceedings instituted against it with the purpose of obtaining an adjudication of bankruptcy, seeking liquidation or securing other such relief (each as more fully set forth in the Agreement), then, and in each case upon certain terms and subject to certain conditions, the Merger and the other transactions and developments contemplated by the Agreement shall, to the extent feasible, be unwound.

In addition, subject to the terms and conditions of the Agreement, each of the parties has agreed (i) to keep confidential all information furnished in connection with the Merger, (ii) to promptly inform the other parties of the occurrence of certain events, (iii) to use reasonable best efforts to effectuate the Merger, and (iv) to consult each other before issuing any press release with respect to the Merger.

         Conditions to the Merger. The obligations of the Company and Shecom to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of a number of conditions, including but not limited to the following:

         (a) Each of the representations and warranties of the Company and Shecom, as applicable, set forth in the Agreement shall have been true and correct in all material respects as of the date of the Agreement and as of the Closing Date, except where the failure to be so true and correct would not have a material adverse effect on the party making such representation or warranty; and

         (b) The Company and Shecom, as applicable, shall have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the Closing Date.

         Termination. In the event the Closing of this Agreement shall not take place due to breach of or failure to meet any condition, then any party shall have the right to terminate this Agreement, in which event no party shall have any further right or obligation as against any other.

If Shecom shall fail to close for any reason other than breach of or failure to meet any condition of Closing required to be performed on the part of the Company or Mergeco, then Shecom shall pay to the Company a break-up fee of $250,000 in cash. Notwithstanding the foregoing, Shecom shall not be liable to the Company for a break-up fee if it has terminated the Agreement. If the Company or Shecom shall fail to close for any reason other than breach of or failure to meet any condition of Closing required to be performed on the part of Shecom, then the Company shall pay to Shecom a break-up fee of $250,000 in cash. Notwithstanding the foregoing, the Company shall not be liable to Shecom for a break-up fee if it has terminated the Agreement.

         Abandonment. In the event of abandonment of the Agreement, the Agreement will become void and there will be no liability or obligation on the part of the parties.

Certain Federal Income Tax Consequences

Since no action is being taken in connection with the currently outstanding shares of the Company's common stock, no gain or loss is anticipated to be recognized by the Company's stockholders in connection with the Merger.

It is expected that the issuance of the Merger Shares to the Shecom Shareholders will be tax-free to such Shecom Shareholders. Accordingly, the aggregate tax basis of Shecom's assets after the Merger will equal the aggregate tax basis of the shares of Shecom common stock in the hands of the Shecom Shareholders immediately prior to the Merger.

Accounting Treatment of the Merger

The transaction is expected to be accounted for as a reverse acquisition in which Shecom is the accounting acquiror and the Company is the legal acquiror. The management of Shecom will be the management of Shecom. Since the Merger is expected to be accounted for as a reverse acquisition and not a business combination, no goodwill is expected to be recorded in connection therewith and the costs incurred in connection with the Merger are expected to be accounted for as a reduction of additional paid-in capital.

Appraisal Rights

Under Delaware law, the state in which the Company is incorporated, the Company is not required to provide its stockholders with a right of appraisal in any matter to which this Information Statement relates and stockholders are accordingly not provided with such right. Stockholders of the Company have no right to dissent from the actions to be taken pursuant to the Majority Written Consent.

Interests of Certain Persons in the Merger

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to the Company's Certificate of Incorporation set forth herein, which is not shared by all other stockholders of the Company pro rata, and in accordance with their respective interests.

Federal Securities Law Consequences

The Merger Shares to be issued to the owners of Shecom in consideration for the cancellation and conversion of their shares of common stock of Shecom pursuant to the Merger will not be registered under the Securities Act. It is intended that such shares will be issued pursuant to the private placement exemption under Section 4(2) and Regulation D of the Securities Act.

The Merger Shares are deemed "restricted stock" and will bear a legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

Certain Relationships and Related Transactions

Kevin R. Keating, the President, a director and controlling stockholder of the Company is the father of the principal stockholder of Keating Investments, LLC, the investment banking firm that has rendered services to the Company in connection with the Merger. Keating Investments LLC will be receiving an aggregate of 875,000 shares of Company common stock as compensation for its services in connection the negotiation and consummation of the Merger. Mr. Keating is not affiliated with and has no equity interest in Keating Investments, LLC and disclaims any beneficial interest in the Company common stock to be issued to Keating Investments, LLC. Similarly, Keating Investments, LLC disclaims any beneficial interest in the shares of Company common stock currently owned by Kevin R. Keating.

Under a proposed strategic alliance and distribution arrangement, it is contemplated that Messrs. Raju Shewa, Phillip G. Trad and Fred Anavim, three of the principal stockholders and the senior executive officers of Shecom, will own approximately 25% of the capital stock of Azia Digital Corporation, a Delaware corporation ("ADC"). ADC has been organized to purchase a line of digital televisions, flat screen computer monitors, DVDs and other home entertainment consumer electronic products from an unaffiliated manufacturer of such products located in mainland China. It is contemplated that ADC will finance the purchase of such products and resell them to Shecom at a profit of between 10% and 20% of ADC's cost under a proposed distribution agreement with Shecom. An affiliate of the Chinese manufacturer will own the remaining 75% equity interest in ADC. Shecom believes that this arrangement will enable it to establish, without significant financing costs, a strategic alliance with a substantial manufacturer that provides private label home entertainment consumer electronic products to major OEMs and distributors, and become the exclusive distributor of these products in North America.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information as of the Record Date and immediately following the Merger Closing, with respect to (i) each current director or executive officer of the Company, (ii) each current director and executive officer of Shecom, (iii) all directors and executive officers of the Company and Shecom as a group and (iii) each person known to the Company to be a beneficial owner of more than 5% of the outstanding voting securities of the Company. As of the Record Date, there were 1,000,000 shares of common stock and no shares of preferred stock outstanding. Each share of common stock is entitled to one vote. Unless otherwise noted, the address of each of the individuals listed below is c/o Shecom Corporation, 925 West Lambert Road, Suite A,
Brea, CA 92821.


                                 Number of Shares       Percentage of Shares      Number of Shares        Percentage of
                              Beneficially Owned as       Owned as of the        Beneficially Owned    Shares Owned After
Name                          of the Record Date (1)       Record Date(2)       After the Merger(3)       the Merger(4)
----                          -------------------          -----------          -------------------           ------
Raju Shewa, Chairman of
the Board and Chief
Executive Officer                         -0-                      --              10,000,000                40.0%

Phillip G. Trad, President
and Director                              -0-                      --               2,000,000                 8.0%

Fred Anavim, Chief
Financial Officer and
Director                                  -0-                      --               2,000,000                 8.0%

Vincent J. Franzone,
Director                                  -0-                      --             625,000 (5)                 2.5%


Robert T. Roever,
Director                                  -0-                      --             625,000 (5)                 2.5%


Michael Khorandi                          -0-                      --               5,000,000                25.0%



Kevin R. Keating                      931,000                   93.1%                 931,000                 3.7%


All directors and
executive officers as a
group                                 931,000                   93.1%              21,281,000                84.7%

---------------

* Less than one percent.

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by him.

(2) Based on 1,000,000 shares of the Company's common stock outstanding. Excludes all outstanding warrants.

(3) The table presumes that 21,257,737 Merger Shares and warrants to purchase an additional 24,000,000 shares of Company common stock will be issued to the shareholders of Shecom and holders of Shecom warrants, respectively.

(4)      Based on 25,000,057 shares of the Company's common stock outstanding.

(5) Upon completion of the Merger, an aggregate of 1,250,000 shares of Company common stock will be issued to Mr. Franzone and Mr. Roever in equal amounts in connection with their introduction of the Company to Shecom and its investment bankers.

Messrs. Shewa, Trad, Anavim, Franzone and Roever are designees of Shecom and will become members of the board of directors of the Company upon consummation of the Merger. Immediately following the Merger, Kevin R. Keating and Margie L. Blackwell, the two existing directors of the Company, will resign as officers and directors of the Company.


                             BUSINESS OF THE COMPANY

General

Formed in 1986, the Company was organized to develop and commercialize high-value, plant derived products for the agricultural and pharmaceutical markets. The Company actively conducted its business between 1987 and the early part of 1995. In January 1995, the Company scaled back its business activities and became largely a dormant business. In January 1996, the Company filed a bankruptcy petition for protection under Chapter 11 of the U.S. Bankruptcy Code.

The Company's amended plan of reorganization became effective on August 22, 1996. Under the amended plan of reorganization, GFL Ultra Fund, Ltd., the Company's largest debt holder, received 25% of the cash available to unsecured creditors and 90% of the Company's common stock. The remaining cash was distributed proportionately to the remaining unsecured creditors and the remaining 10% of the Company's common stock was retained by its other stockholders. The bankruptcy proceeding was officially closed effective March 31, 1997. In July, 1998 Genesee Holdings, Inc. acquired all the assets of the GFL Ultra Fund in a merger.

By the end of 1996, the Company sold or disposed of all of its assets other than cash on hand and the stock of PHYTOpharmaceuticals, Inc. (an inactive majority owned subsidiary) and SRE ESCAgenetics Corporation (an inactive wholly owned subsidiary).

The Company has had no revenues from operations, nor any employees, since the reorganization date. The Company does not plan to continue the business activities that it conducted prior to its reorganization. Instead, it has concentrated on finding a suitable acquisition candidate. The Company believes that it has found a suitable candidate in Shecom.

Market for Common Equity and Related Stockholder Matters

The shares of the Company's common stock are quoted on the Over-the-Counter Bulletin Board ("OTC BB") under the ticker symbol "ESGE." The following table sets forth, for the periods indicated, the range of the high and low bid quotations for the shares of common stock as quoted on the OTC BB. The reported bid quotations reflect inter-dealer prices, without retail markup, markdown or commissions. Since the figures are adjusted for the 1 for 140 reverse split effectuated during April, 2003, they do not necessarily represent actual transactions. As of the Record Date, there were 1,000,000 shares of the Company' common stock outstanding.

                                  Common Stock

Fiscal 2001                                          High              Low
First Quarter                                        $4.34             $1.54
Second Quarter                                       2.80              1.54
Third Quarter                                        3.08              2.10
Fourth Quarter                                       2.0               1.40

Fiscal 2002
First Quarter                                        $2.10             $0.98
Second Quarter                                       1.26              0.84
Third Quarter                                        0.84              0.70
Fourth Quarter                                       0.70              0.70

Fiscal 2003
First Quarter                                        $0.84             $0.15
Second Quarter                                       0.18              0.15
Third Quarter                                        4.90              0.18
Fourth Quarter through October 7, 2003               2.00              1.01

On October 7, 2003, there were approximately 485 holders of record of the Company's 1,000,000 outstanding shares of Common Stock.

On October 7, 2003, the last sale price of the Common Stock as reported on the OTC Bulletin Board was $1.50.

The Company has never paid or declared a dividend on its common stock. The Company intends, for the foreseeable future, to retain all future earnings for use in its business. The amount of dividends the Company pays in the future, if any, will be in the discretion of the Board and will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors.

                               BUSINESS OF SHECOM

Overview

Shecom is a leading independent, non-franchised information technology, ("IT") distributor that sells a full range of computer peripherals, memory components, software and other computer products. Such products include a branded line of computer peripheral and consumer electronic devices, marketed under its Ikebana(TM) brand, which consists of cutting-edge electronics such as DVD recorders, CD-RW recorders and players and other multi-media products.

Shecom's customer base is comprised of a global network of corporate resellers, value-added resellers (VARs), direct marketers, other major distributors, Internet resellers, and large national retailers. Shecom's largest customers include major IT distributors such as A.C. & D.C., Total Micro, and New Elco and national retail chains such as Fry's Electronics. By constantly striving to provide superior customer service, Shecom believes that it has cultivated long-term relationships with many of its clients. Shecom continuously seeks to set itself apart from other competitors based on its value added customer service, which includes product availability, pricing, timely delivery, and overall follow-up service.

Initially founded as a specialty IT distributor of hard-drives and memory components, Shecom has evolved into a competitive distributor offering a broad selection of computer related products. In 1998, Shecom embarked on a growth strategy that involved diversifying its product offering to include monitors, CPUs and CD drives and shifting its sales and marketing efforts from distribution companies to large national retailers. In November 2001, Shecom launched its Ikebana(TM) product line which has been featured in and has received favorable reviews by a number of electronic and computer publications, such as PCWorld, Computer Shopper, MacWorld and Cnet, among others. A measure of the Company's relative success is that EBN, a leading newsweekly for procurement and business management in the electronics industry, ranked Shecom as the 2nd largest non-franchised independent distributor in 2002, a significant improvement from 8th place in 2001. By enhancing product selection and securing large retail chain customers, such as Fry's Electronics, Shecom sold a greater amount of products through larger distribution channels resulting in a significant increase in annual revenues from 1999 to 2002.

Shecom's principal growth initiative involves the establishment of strategic partnerships with one or more Asian manufacturers to provide Shecom with exclusive distribution in the United States of finished home entertainment consumer electronic products, such as DVDs, digital and liquid crystal flat screen televisions, and other state-of-the art consumer electronics that Shecom believes will generate significantly higher profit margins than commodity IT products.

From 1999 to 2002, Shecom increased sales from $139 million to $362 million, representing a compounded annual growth rate ("CAGR") of 38%. Shecom's growth initiatives during this period was facilitated by access to an increased line of credit that enabled it to purchase and sell a large volume of IT products as well as provide value added service to its customers. For the six months ended June 30, 2003, sales revenues were approximately $130 million, as compared to approximately $195.0 million for the comparable six month period ended June 30, 2002. In addition, Shecom anticipates a decline in annual revenues of 23.2% to approximately $278 million for fiscal year ending December 31, 2003.

Products

Shecom sells IT products manufactured by leading technology manufacturers such as Sony, NEC, Hewlett Packard and Micron and purchases these products in high volumes directly from a vendor network of over 20 suppliers, many of which have direct vendor agreements with manufacturers and software companies. Shecom sources components, such as disc drives, power supplies, software and casings from third parties, and completes final assembly, packaging and printing at its Yorba Linda, California facilities. Some of Shecom's largest vendors include Ingram Micro, Tech Data, and R&R Electronic. Shecom works closely with its vendors to ensure that the most recent technology products are available to customers and quickly replaced as product demands change.

Sales of commodity products, which consist of memory components, CPUs, storage devices and other non-branded computer products, accounted for 94% of total revenue in 2002, or $341.7 million and are expected to generate in excess of 75% of total revenues in 2003. The Ikebana(TM) line, which was launched in late 2001, accounted for a relatively small percentage of overall sales, but generated higher margins for Shemcom, averaging gross profit margins of 10%. The following table shows sales for each of the Company's product categories during fiscal year ended December 31, 2002 and for the six months ended June 30, 2003.

                                   Sales by Product Category
                                        ($ in Millions)

                            2002                         YTD 6/30/2003
                    -----------------------         -----------------------
                      Sales     % of Total            Sales     % of Total
Memory                 $ 84         23%                $ 40         31%
CPU                     109         30%                  35         27%
Storage                 127         35%                  32         25%
Others                   22          6%                  14         11%
Ikebana                  20          6%                   9          7%
                    -----------------------         -----------------------
Total                  $362        100%                $130        100%

Recognizing the need to further diversify its product mix to achieve greater revenue growth and increased profitability, Shecom is in the process of developing consumer electronics such as MP3 devices, which are currently being marketed under the Ikebana(TM) brand, as well as DVD players, flat screen and digital quality TVs, digital cameras and other consumer electronics that are currently in high demand. Given the projected growth of consumer products over the next three to five years and its customer base, Shecom believes that it is well-positioned to realize considerable growth in the consumer electronics market.

Warehousing and Distribution

Shecom leases a 31,000 square foot facility in Southern California from which it manages all of its inventory receipts and shipments. Its inventory reporting system, which involves producing and disseminating daily inventory reports to key management, ensures the timely movement of all inventories, thereby minimizing inventory obsolescence and insuring that Shecom has the required products on hand to meet customer orders.

Growth Strategy

To effectively compete and survive in a quickly evolving industry, maintain market share, and expand worldwide presence, Shecom has identified three primary growth opportunities that it plans to pursue over the next three years and that it believes will result in increased revenue and profitability.

o Partnerships with Overseas Manufacturers. Shecom is currently in the process of establishing a strategic alliance with a Chinese manufacturer of both proprietary and brand label state-of-the-art IT and home entertainment and consumer electronics products, including flat screen computers and liquid crystal and digital flat screen televisions. Shecom believes that such manufacturer generated sales of approximately $80 million in North America in 2002. Through this proposed alliance, Shecom will assume all of the Chinese manufacturer's current North American sales and seek to expand sales through Shecom's installed customer base. To finance the purchase of inventory and product logistics, including receipt of all products, warehousing and distribution of products to Shecom customers, it his contemplated that the Chinese manufacturer will enter into a long term distribution agreement with Azia Digital Corporation, a newly formed corporation located in Southern California and 25% owned by affiliates of Shecom. It is expected that ADC will enter into a long-term exclusive North American distribution agreement with Shecom under which it will resell products to Shecom at markups ranging between 10% and 20% of ADCs cost. See "Related Party Transactions." These alliance is expected to be finalized in the last calendar quarter of 2003.


      Although Shecom believes that such proposed relationship will significantly increase its sales revenue and provide substantially higher profit margins than its existing distribution arrangements, to date, neither ADC nor Shecom has entered into a definitive agreement with the Chinese manufacturer. There can be no assurance that such proposed arrangements will be entered into and, even if completed, that it will provide the revenues and profit margins anticipated by Shecom.

o Focus on Marketing Technologically Advanced Consumer Products. In order to increase profits and achieve greater sales growth, Shecom recognizes the need to change its product mix to include a broader selection of technologically advanced consumer electronics, one of the fastest growing segments of the IT market. Shecom recently established a vendor agreement with Sharp Electronics, a leading consumer products manufacturer, whereby Sharp commits to allocating a portion of its thin film transistors ("TFTs") to Shecom for the production and assembly of flat computer monitors and flat screen TVs. Assembly of these products will be completed through one of Shecom Asian manufacturers, which it is believed will result in higher profit margins.


      By forging partnerships with manufacturers that have both manufacturing and research and development capabilities, management believes that it can competently develop new technology concepts. With its experience in understanding of market trends and opportunities within the consumer electronics marketplace, Shecom believes it can remain at the forefront of the consumer IT market. Furthermore, by outsourcing research and development and manufacturing, Shecom would avoid incurring increased overhead expenses and solely focus its efforts on marketing and sales of new products.


o Selective Acquisitions. Recognizing that economies of scale and access to global markets create competitive advantages in the IT distribution industry, subject to its liquidity and capital resources, Shecom plans to pursue an acquisition strategy that will move it into broader markets both in the U.S. and abroad. By acquiring well-positioned niche distribution companies both in the U.S. and Europe, Shecome believes it will be able to increase its distribution channels and diversify its geographic presence.


Industry Analysis

IT Distribution

The $60 billion United States IT distribution market is comprised of electronic component distributors and broadline distributors. Electronic component distributors are situated at the back-end of the supply chain and account of approximately 35% of the overall market. Broadline distributors, which account for approximately 65%, are considered two tier distributors, supplying a broad range of electronic products to resellers who in turn sell to end-market consumers. Shecom competes within the broadline segment of the IT distribution market.

From 1994 to 2001, broadline IT distributors grew at a CAGR of 19%, outgrowing IT spending. According to a recent survey of the technology supply chain conducted by SWS Securities, distribution sales in May 2003 increased 5% on a year-over-year basis, indicating that the sales decline in the technology supply chain has bottomed and that the industry is beginning a slow recovery. Broadline IT distributors are expected to realize organic growth of approximately 2% to 4%, with higher increases in revenue stemming from acquisitions during 2004. IT spending, the largest indicator of revenue generation for IT distributors, is expected to return to normalized levels of 8% in the next few years.

The IT distribution market experienced significant changes from 1998 to 2000, which was followed by a sharp decline in IT spending. During this period, many weaker competitors were acquired or exited the industry and a few larger distributors emerged as leaders. Based on 2001 figures, Ingram Micro and Tech Data, both broadline distributors, controlled 23% and 15%, respectively, of the U.S. market, and 27% and 15%, respectively, of the worldwide market. Of the overall $60 billion North American IT distribution market, less than eight companies control 55% of the market. The remaining 45% is comprised of other specialty distributors that have a market share of less than 2% each.

In an industry characterized by thin margins and high working capital needs, companies in today's IT market need to have franchise rights on product lines and have enough scale to support operating overhead. Equally important, companies must be able to scale their operations to address changes in the dynamic IT environment.

Given the rapid consolidation that took place in the U.S., revenue growth over the last few years stems from acquisitions of smaller players. While growth through acquisition in the U.S. is limited, the $70 billion (based on 2001 figures) European IT products distribution market is more fragmented and holds more promise for growth for U.S. distributors. A number of national and regional distributors who have local reseller relationships would be attractive acquisition candidates for a distributor looking to establish a presence in Europe.


         The Consumer Electronics Market

According to a survey conducted by eBrain.org in the fall of 2000, total factory sales of consumer electronics in the U.S. was estimated at $88.5 billion in 2000 and projected to reach $111 billion by 2004, representing an estimated CAGR of 5.8%. For most of the 1990s, the consumer electronics market experienced explosive growth fueled by the large growth in the PC market and a robust US economy. However since the downturn in IT spending, sales of consumer electronics have slowed down slightly.

The U.S. market for multimedia systems and hardware grew 11.7% from a volume of
92.7 million units in 2000 to 103 million units in 2001. The CD ROM/DVD ROM sector was the market's most dynamic sector in 2001, with a volume of 66.1 million units, an increase of 146% from 26.9 units in 1997, and accounting for 64% of the total market. The second largest segment of the market was sound boards/cards, which accounted for 22.8% of total market volume in 2001 and totaled 23.3 million units. Video boards/cards accounted for 9.7% of volume in 2001, selling approximately 10 million units.

The multimedia systems and hardware segment of the IT industry is projected to grow 37.4% from a volume of 111.9 million units in 2002 to 153.8 million units in 2006, representing a projected unit CAGR of 8.3%. The sector of the multi-media market that will experience the most growth remains the CD-RWs and DVD ROMs, which are expected to reach unit sales of 105.8 million by 2006 and account for 69% of the market. This growth stems from the continued upgrades expected of existing CD ROM drives. The other sector expected to achieve notable growth is MP3 devices, which are expected to take off after 2003.

Major Competitors

The IT distribution market is fiercely competitive, based on such factors as product availability, credit availability, price, delivery and value-added services provided by the distributor to the customer. With the exception of the limited number of large broadline IT distributors, such as Tech Data and Ingram Micro, the market consists of smaller broadline and specialty distributors with whom Shecom directly competes.

Top Global Non-Franchised Distributors

------------------------------------------------------------

Company                                      2002 Sales
------------------------------------------------------------
 Ace Consumer Electronic A.G.                 $340MM
 Converge Inc.                                $304MM
 ACG                                          $302MM
 N.F. Smith & Assoc.                          $295MM
 Classic Components Corp.                     $262MM
 Advanced MP Technology*                      $225MM
 America II Electronics Inc.                  $182MM
 Resilien                                     $179MM
------------------------------------------------------------

Source: EBN, "The 2003 Top 10 Independent Non-franchised Distributors" May 2003

Summary Financial  Data

For the three fiscal years ended December 31, 2000, 2001 and 2002, Shecom earned approximately $517,463, $492,754 and $1.2 million after taxes, respectively, on total revenues in such years of approximately $179.0 million, $310.0 million and $362.0 million, respectively. For the six months ended June 30, 2003 unaudited net income and total revenues were approximately $520,000 and $130.0 million, respectively, as compared to unaudited net income and total revenues of approximately $817,000 and $195.0 million for the comparable six months period ended June 30, 2002.

Management Discussion and Analysis of Financial Condition and Results of Operations

Recent Adverse Events

Like most IT distributors, Shecom has experienced significant challenges over the past three years due to the continued slowdown of the IT industry, declining margins and competitive market conditions. Shecom was able to weather much of the downturn that took place between 1998 and 2000 by sustaining revenue levels and controlling expenses to adjust to the declining demand environment. Over the last 10 months, Shecom has faced considerable capital constraints, which has made it difficult for Shecom to procure product inventory and consistently supply customers in a timely manner.

For the six months ended June 30, 2003, sales revenues were approximately $130 million, as compared to approximately $195.0 million for the comparable six month period ended June 30, 2002. In addition, Shecom anticipates a decline in annual revenues of 23.2% to approximately $278 million for fiscal year ending December 31, 2003. The actual and projected decline in revenue is due to three main factors:

      o the loss of a major customer that was anticipated to generate $30 million in sales revenues during 2003;

      o continued pricing pressures on commodity products and the current economic environment adversely affecting the IT industry in general; and

      o a reduction in Shecom's available credit line which has made it increasingly difficult for Shecom to procure the volume of inventory needed to effectively service its existing customers.

As of June 30, 2003, borrowings outstanding on Shecom's maximum $35.0 million line of credit with its principal senior lender were approximately $34.8 million. The line of credit contains covenants that must be complied with on a continuous basis, including the maintenance of certain financial ratios. The ability to draw funds under this credit facility is dependent upon sufficient collateral based on accounts receivable availability. Shecom's senior lender has not agreed to increase Shecom's line of credit. As a result, throughout fiscal 2003, Shecom has been cash constrained and has had to rely on borrowings from its principal shareholder to fund operations. Shecom's principal senior lender has agreed to extend the maturity date of its line of credit to December 31, 2003, but has advised that it does not intend to renew such line of credit and has requested that Shecom seek and obtain alternative assert based financing. Shecom is currently in discussions with several banks to take over the existing line of credit and is attempting to obtain a larger line with better terms. However, there can be no assurance that Shecom will be able to timely refinance its senior credit facility on more favorable terms, if at all.

Shecom's capital constraints have further been exacerbated by payment delays by customers, resulting in a lengthening of accounts receivable days from approximately 40 days to approximately 66 days for the six months ended June 30, 2002 and 2003, respectively. The lengthening of accounts receivable days is due to one of Shecom's primary customers going out of business and the growing number of retail customers, who require, because of the number of retail outlets, a greater amount of product but typically take longer to pay suppliers. While accounts payable days increased from 15 days to 25 days for the six months ended June 30, 2002 and 2003, respectively, a number of key overseas suppliers initiated more stringent payment terms resulting in difficulty and delays in obtaining inventory. Inventory days on hand increased from 17 days to 28 days in 2002 and 2003, respectively.

In August 2003, Shecom issued $2.0 million of subordinated debentures and warrants to purchase 2,000,000 shares of Shecom common stock. In addition, another 200,000 warrants were issued to the placement agent in the offering. The debentures, which bear interest of 10% per annum, will be repaid on a date which shall be the earliest to occur of (i) December 31, 2003; (ii) the consummation of a private placement or public offering of subordinated debt, preferred stock, common stock and/or other class of equity type securities of Shecom; and (iii) the merger of Shecom with or consolidation into any other corporation or other entity, or the sale, lease or other transfer by Shecom of all or substantially of its business properties or assets. For each $50,000 debenture purchased, the debenture holder received a 5-year Warrant to purchase 50,000 shares of common stock of Shecom at an exercise price equal to (i) the lesser of eighty percent (80%) of either (A) the per share price at which Shecom shall sell any shares of its common stock (other than shares of common stock issuable upon the exercise of options or convertible securities outstanding on June 23, 2003), or (B) the exercise price or conversion price per share of any options or convertible securities which shall be issued by Shecom, in each case to the extent such sale or issuance occurs subsequent to the issuance date of the Warrants and prior to June 19, 2004, or (ii) to the extent clause (i) is not applicable, $0.60 per share.


Six Months Ended June 30, 2003 Compared to Six Months Ended June 30, 2002

For the six months ended June 30, 2003, Shecom suffered a decline in revenue of 33.2% from $194.8 million in 2002 during the same period to $130.1 million. Shecom Distribution sales, which accounted for 93% of total revenue or $121.0 million in 2003, realized a decline of 33.7%. Ikebana sales, accounting for 7.0% of total sales, realized a decline of 25.5% in 2003. The decline in total revenue stems from continued pricing pressures and slowing of the IT market and capital constraints prohibiting Shecom from maintaining inventory levels needed to properly service its existing customer base.

Gross profit decreased 11.4% from $4.7 million in 2002 to $4.1 million in 2003. As a percentage of sales, Shecom saw an improvement in profitability, increasing its profit margin by .8 percentage points, from 2.4% in 2002 to 3.2% in 2003. The increase in profit margin stems from improved profit margin on commodity products, increasing from 1.7% during the first six months of 2002 to 2.6% during the same period in 2003.

Operating expenses decreased 5.21 to $2.5 million in 2003. As a percentage of sales, operating expenses increased 0.5 percentage points, from 1.4% for the six months ended June 30, 2002 to 1.9% in 2003 for the same period. This increase is largely due to professional fees and other incurred expenses in preparation of obtaining funding.

EBITDA declined 19% to $1.7 million in 2003, compared to EBITDA of $2.1 million in 2002 for the same period. As a percentage of sales, overall profitability improved .2 percentage points to 1.3% in 2003.

As of June 30, 2003, borrowings outstanding on Shecom's maximum $35.0 million line of credit with its principal senior lender were approximately $34.8 million. The line of credit contains covenants that must be complied with on a continuous basis, including the maintenance of certain financial ratios. The ability to draw funds under this credit facility is dependent upon sufficient collateral based on accounts receivable availability. Shecom's senior lender has not agreed to increase Shecom's line of credit. As a result, throughout fiscal 2003, Shecom has been cash constrained and has had to rely on borrowings from its principal shareholder to fund operations. Shecom's principal senior lender has agreed to extend the maturity date of its line of credit to December 31, 2003, but has advised that it does not intend to renew such line of credit and has requested that Shecom seek and obtain alternative assert based financing. Shecom is currently in discussions with several banks to take over the existing line of credit and is attempting to obtain a larger line with better terms. However, there can be no assurance that Shecom will be able to timely refinance its senior credit facility on more favorable terms, if at all.

Fiscal Year 2001 Compared to Fiscal Year 2002

Shecom realized a growth in revenue of 16.8%, increasing from $309.7 million in 2001 to $361.8 million in 2002. The increase in revenue was driven by three major events in the IT industry: (i) the release of Pentium IV, (ii) growing demand for hard drives and (iii) the proliferation of DVDs. The Company also rolled out the Ikebana(TM) product line, which contributed $20.2 million and accounted for 5.6% of total sales in 2002. Non-branded Shecom distribution revenues totaled $341.7 million in 2002, increasing 10.3% over 2001. Shecom was not able to sustain greater growth rates as it achieved the prior year due to capital constraints, which in turn restricted Shecom from purchasing and maintaining greater inventory volumes.

Gross profit increased from $7.0 million 2001 to $9.7 million in 2002, representing a gross margin increase of 0.4 percentage points from 2.3% in 2001 to 2.7% in 2002. The increase in gross profit margin is a result of an increase in sales of Ikebana products, which in 2002 contributed 10.7% of profit versus 2.2% profit margins on Shecom Distribution sales. The slight decline in profit margin on non-branded Shecom distribution product sales was as a result of the continued pricing pressures on IT commodity goods in the IT industry.

Operating expenses increased $1.3 million, from approximately $4.3 million in 2001 to $5.6 million in 2002. As a percentage of sales, operating expenses increased .1 percentage points, from 1.4% to 1.5%. In 2002, Shecom moved its headquarters and warehouse into a larger facility to support greater product flows. An increase in rent and overhead expenses contributed to the increase in operating expenses.

EBITDA increased 46.7% to $4.1 million in 2002. As a percentage of revenue, EBITDA improved by approximately 0.2 percentage points, increasing from 0.9% in 2001 to 1.1% in 2001.

Net cash used by operating activities of $7.1 million in 2002, representing a decrease of 59% compared to 2001, was used to further build inventory in order to meet customer demands. In 2002, Shecom improved its collections process, reducing accounts receivable days from 49 in 2001 to 46 in 2002. Inventory days of 14 in 2001 remained the same in 2002. Days of inventory on hand increased from 11 days in 2001 to 17 days in 2002.

Net cash provided by investing activities in 2002 totaling $594,000 represents proceeds received from the sale of property and equipment.

Net cash provided by financing activities of $6.6 million reflects net increases in the line of credit of $4.7 million and principal borrowings of long-term debt of approximately $4.0 million. These funds were used to purchase inventory and settle overdue accounts payable.

At December 31, 2002, borrowings outstanding on the line of credit were $34 million. The line of credit contains covenants that must be complied with on a continuous basis, including the maintenance of certain financial ratios. The ability to draw funds under this credit facility is dependent upon sufficient collateral based on accounts receivable availability. During 2002, the bank with which Shecom has the line of credit started would not increase the available borrowings under Shecom's line of credit. As a result, Shecom was cash constrained and had to rely on borrowings through its principal shareholder to fund operations.

Fiscal Year 2000 Compared to Fiscal Year 2001

Revenue increased from $178.6 million in 2000 to $309.7 million in 2001, representing a 73.4% increase. Shecom's increased credit availability during 2001 enabled it to purchase and sell a broader range of computer products in larger quantities. By expanding its product offering beyond memory components, Shecom was better able to service its existing clients' product needs expand its client base. Likewise, the addition of large national retailers allowed Shecom to sell more products than it had done historically to small to medium size businesses.

Shecom's gross profit increased by approximately $1.7 million to $7.0 million in 2001, representing an increase of 32.8%. Gross profit, as a percentage of net sales, declined .7 percentage points, from 3% in 2000 to 2.3% in 2001. This decline in profitability is attributed to the continued pressure on gross margins caused by the downturn in IT spending in the IT industry that lasted through 2000.

Operating expenses increased 47.5% from approximately $2.9 million in 2000 to $4.3 million in 2001. This increase was largely due to an increase in personnel to support projected higher sales levels. Operating expenses as a percentage of sales decreased .2 percentage points in 2001 as a result of Shecom's success in managing its cost structure to maintain profitability during a downturn in the market.

EBITDA increased 15.8% to $2.8 million in 2001. As a percentage of revenue, EBITDA declined approximately .5 percentage points from 1.4% in 2000 to 0.9% in 2001.

Net cash used by operating activities of $17.4 million in 2001 was attributed to increases in inventory and accounts receivable as Shecom built out its product lines and increased its number of overall customers. Shecom's inventory days on hand was 11 days during 2000 and increased to 14 days in 2001. Accounts receivable increased 107.2% in 2001, driven mostly by the addition of national retail customers. Accounts receivable days increased from 41 to 49 days between 2000 and 2001, again primarily due to national retail chains, which historically pay more slowly.

Net cash provided by investing activities of $1.6 million in 2001 represented proceeds from the sale of property and equipment, and the sale of investments, which contributed approximately $1.3 million of cash to Shecom.

Net cash provided by financing activities of $15.8 million was the result of an increase in Shecom's line of credit from $20 million in 2000 to $35 million in 2001. The sizeable increase in Shecom's available capital, from $5.4 million in 2000 to $15 million in 2001, enabled Shecom to double its inventory. In addition to the larger line of credit, Shecom issued a note payable to Raju Shewa totaling approximately $1.2 million.

Shecom Risk Factors

Stockholders of the Company should carefully consider the following risks applicable to Shecom's current financial condition and business.

Risk of potential loss of Shecom's credit facility. Shecom requires significant levels of capital to finance its accounts receivable and inventory. During portions of 2002 and through June 30, 2003, Shecom had little if any borrowing availability under its $35.0 million line of credit, and has been forced to borrow funds from its principal stockholder, Raju Shewa and outside investors to support its operations. Shecom's principal senior lender has agreed to extend the maturity date of its line of credit to December 31, 2003, but has advised that it does not intend to renew such line of credit and has requested that Shecom seek and obtain alternative assert based financing. Shecom is currently in discussions with several banks to take over the existing line of credit and is attempting to obtain a larger line on improved better terms. However, there can be no assurance that Shecom will be able to timely refinance its senior credit facility on more favorable terms, if at all. If Shecom is unable to timely obtain an alternate senior credit facility, its existing lender could elect to reduce its financial exposure by collecting all existing accounts receivable and cease providing further financing for Shecom's new accounts receivable and inventory, or otherwise elect to foreclose on its collateral. In either such event, absent external financing from other sources, Shecom might not be able to continue its business as presently conducted, if at all.

Shecom faces significant cash flow and liquidity issues. Shecom's capital constraints have further been exacerbated by payment delays by customers, resulting in a lengthening of accounts receivable days from approximately 40 days to approximately 66 days for the six months ended June 30, 2002 and 2003, respectively. The lengthening of accounts receivable days is due to one of Shecom's primary customers going out of business and the growing number of retail customers, who require, because of the number of retail outlets, a greater amount of product but typically take longer to pay suppliers. The loss of such customer, which was expected to account for approximately $30.0 million in fiscal 2003 revenues, resulted in the potential write-off of accounts receivable of approximately $3.0 million. As a result of its liquidity issues, Shecom's accounts payable days increased from 15 days to 25 days for the six months ended June 30, 2002 and 2003, respectively, and a number of key overseas suppliers initiated more stringent payment terms resulting in difficulty and delays in obtaining inventory. Inventory days on hand increased from 17 days to 28 days in 2002 and 2003, respectively.

Shecom has incurred a high degree of leverage. In addition to its $34.8 million of outstanding senior secured indebtedness, at June 30, 2003, Shecom had approximately $8.9 million of outstanding subordinated debt, of which approximately $5.9 million was owned to Raju Shewa, its Chairman and principal stockholder. With stockholders equity of $4.9 million at June 30, 2003, Shecom's long-term debt to equity ratio was approximately 1.8x. Although, promptly following the Merger, the Company intends to undertake a private placement of equity securities of approximately $5.0 million, there can be no assurance that such offering will be completed on financially attractive terms, if at all. The inability of the Company to raise additional near-term equity would have a material adverse effect on its future consolidated results of operations, financial condition and future prospects.

Low profit margins and industry and liquidity pressures threaten profitability. Sales of commodity products, which consist of memory components, CPUs, storage devices and other non-branded computer products, accounted for 94% of Shecom's total revenue in 2002, or $341.7 million and generated 93% of its total revenues for the six months ended June 30, 2003. Such products produced a gross profit margin in fiscal 2003 and for the six months ended June 30, 2003 of 2.2% and 2.6%, respectively. The Ikebana(TM) line, which launched in November of 2001, accounted for only 5.6% of total revenues in 2002 and 7.0% of total revenues for the six months ended June 30, 2003, while averaging gross profit margins on revenues generated of 10.7% and 11.1% for such periods, respectively. Unless Shecom is able to significantly increase the revenue and profit margin contributions from its branded Ikebana(TM) line of products and from its proposed Azia (name pending registry) line of home entertainment consumer electronic products, it is probable that it will not be able to sustain profitability in the future in the face of both intense competition and pricing pressures in connection with the sale of commodity products, and Shecom's limited capital resources. There can be no assurance that Shecom's business goals and the proposed strategic alliance with a Chinese manufacturer of home entertainment consumer electronic products will be successfully consummated.

Shecom faces intense competition and a consolidating industry. The IT distribution market is fiercely competitive, based on such factors as product availability, credit availability, price, delivery and value-added services provided by the distributor to the customer. With the exception of the limited number of large broadline IT distributors, such as Tech Data and Ingram Micro, the market consists of smaller broadline and specialty distributors with whom Shecom directly competes. Both Tech Data and Ingram Micro have significantly greater infrastructure and financial resources than Shecom.

Shecom needs to enhance its management team. Shecom is led by a relatively small senior management team that has nonetheless managed to successfully position Shecom as one of the leading non-franchised electronics distributors. While the current management team has done an excellent job in anticipating market changes and maintaining profitability during downturns in the IT market, in order to achieve its business objectives to improve revenue and profitability growth, Shecom must make significant investments in management. Unless Shecom is able to obtain the capital resources necessary to invest in additional management, its business and future prospects may be materially and adversely affected.

Shecom is relying heavily on its home entertainment and consumer electronic product initiative. Shecom's strategic growth plans rely heavily on consummating partnerships with Asian manufacturer of state-of-the-art home entertainment and consumer electronic products, such as flat screen computers, and digital and liquid crystal flat screen televisions. Although Shecom is in negotiations to conclude such arrangements, it has not down so as yet, and there can be no assurance that Shecom will consummate a successful partnership, if at all. Shecom's failure to consummate such transaction could have a material adverse effect on its future profitability, cash flow and business prospects.


                                   MANAGEMENT

         The following table sets forth certain information concerning the current directors and executive officers of Shecom, who will become the directors and executive officers of the Company upon consummation of the Merger.


       Name                                    Age      Position
       ----                                    ---      --------
       Raju Shewa                               48      Chairman of the Board and Chief Executive Officer

       Phillip G. Trad                          55      President and Director

       Fred Avadim                              57      Chief Financial Officer and Director

       Vincent Franzone                         48      Director

       Robert Roever                            45      Director


Raju Shewa. Mr. Shewa is the Chairman of the Board and Chief Executive Officer of Shecom Corporation. Mr. Shewa founded Shecom in 1986 and has guided it from its initial domestic and international sales of computer components and consumer electronics through the import, development and manufacturing of computer memory modules, peripherals and personal computers. Mr. Shewa began his career after obtaining his Bachelor of Commerce Degree in 1975 by forming a Tokyo trading company under the name Shewa Brother's Limited which specialized in the import and export of consumer electronics to the Middle East, Asia, Africa, and Europe with sales growing from $5.0 million to $40.0 million. Due to the success of Shewa Brother's Limited, the Company was moved to Frankfurt, West Germany to expand its base of operation and increase its market share internationally under the name of Shewa Brother's GMBH. Mr. Shewa is presently leading the development of a new computer technology and peripherals in order to provide new and expanding opportunities for Shecom Corporation.

Phillip G. Trad. Mr. Trad is a Director and the President of Shecom. He is an attorney who has provided legal representation and consulting on a state and federal level to corporations, insurance companies, partnerships and joint venture investments to corporate and business ventures since 1979. Mr. Trad has extensive experience in operations and facilities management, administrative and human resource supervision. Mr. Trad is a founding director of PharmaPrint Inc., a Delaware corporation that specialized in the development and advancement of herbal and bio-active supplements and pharmaceutical development since 1995. Mr. Trad was the President of PharmaPrint Inc. having originally started with the corporation as its Senior Vice President and General Counsel. Mr. Trad's activities included domestic and international contract negotiations, facilities and equipment procurement and financing, investment counseling, as well as, public and private funding services.

Fred Anavim. Mr. Anavim, Chief Financial Officer and Director, is a corporate specialist providing investment, accounting and finance services to the consumer electronics and manufacturing industry. Mr. Anavim began his career after having obtained an MA in Accounting from the Institute of Accountancy in London, a MS in International Business Management from the University of Texas at Dallas, and MBA in accounting and finance from North Texas State University. Mr. Anavim served as a staff accountant and auditor for Deloitte, Haskins and Sells. He went on to provide services as the controller and accounting consultant to Project Development Company of Dallas, Texas which concentrated in multi-dimensional real estate transactions, corporate development and commercial financing services. Most recently Mr. Anavim has spent the last 11 years providing financial consulting services to various corporations in the computer import, manufacturing and distribution business specializing in internal controls, operations management, international credit and collection, import, export and customs clearing, and installation of integrated accounting systems.

Vincent Franzone. For the past two years Mr. Franzone he has served as a Senior Vice President and Managing Director of InvestPrivate, LLC, a New York investment banking firm. For four years prior to such date, he served as Syndicate Manager of Prime Charter Equities LLC, a New York investment banking firm.

Robert T. Roever. Mr. Roever has spent more than 10 years in investment banking and finance in the New York City area. Mr. Roever recently became Vice President of Investment Banking at Spencer Clarke LLC, a New York investment banking firm. For the past six years he has served as a Senior Vice President of InvestPrivate and Prime Charter Equities, both New York City banking firms. Spencer Clarke LLC acted as placement agent for Shecom's $2,000,000 debenture and warrant offering.

No family relationships exist between any of Shecom's directors or executive officers.

Except as set forth herein, no officer or director of Shecom has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Compliance with Section 16 (a)
Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding ten percent or more of the Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the year ended December 31, 2002, and based solely on a review of electronic filings made on the Commission's Edgar system, the Company does not believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

Committees of the Board of Directors
The Company does not presently have a standing audit, compensation or nominating committee, though it anticipates forming an audit committee and a compensation committee subsequent to the Closing of the Merger.

Meetings of the Board of Directors
During fiscal 2002, the Company held no meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

The Company has had no employees since November 1996 and did not compensate its officer or directors during the fiscal year ended September 30, 2002 or at any time thereafter. Mr. Keating and Ms. Blackwell are compensated by their employer for services rendered to their respective employers. No portion of their compensation is specifically attributable to their service as an officer or director of the Company.

Employment Agreements

None.

Indemnification

The Company's Restated Certificate of Incorporation includes provisions to indemnify its officers and directors against damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the liability of such officers and directors shall only be indemnified if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under the DGCL, the Company may indemnify its officers and directors for various expenses and damages resulting from their acting in those capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to the officers, directors or persons controlling the Company pursuant to those provisions, counsel has informed the Company that, in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

General

Pursuant to the terms of the Agreement, the Company shall change its name to "Krystal Digital Corporation," pursuant to an amendment to the Company's Restated Certificate of Incorporation. The Controlling Stockholder of the Company has executed a written consent approving the Amendment, attached hereto as Exhibit B.

Management of the Company believes that the new name, "Krystal Digital Corporation" will promote public recognition and more accurately reflect the Company's new business. The amendment to the Restated Certificate of Incorporation as attached hereto as Exhibit B will be filed with the Secretary of State of the State of Delaware upon the receipt by the Company of confirmation that the filing of the Articles of Merger by Shecom with the Secretary of State of the State of Colorado has been accepted.

                            GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

                             SOLICITATION OF PROXIES

The Company is making the making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock.

                              STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company's next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company's information or proxy statement relating to that meeting.

By Order of the Board of Directors,


/s/Kevin R. Keating
------------------------------------------
Kevin R. Keating,  President and Director
October 8, 2003

                                                                    Exhibit A(1)


                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement") is made this 22nd day of August, 2003, by and among ESCAGENETICS CORPORATION, a Delaware corporation having its principal place of business at 383 Inverness Parkway, Suite 100, Englewood, Colorado 80112 ("ESCAgenetics"), SHECOM ACQUISITION CORP., a Colorado corporation having its principal place of business at 22951 La Palma Avenue, Yorba Linda, California 92887 ("Shecom Mergerco"), SHECOM CORPORATION, a Colorado corporation having its principal place of business at 22951 La Palma Avenue, Yorba Linda, California 92887 ("Shecom").

         WHEREAS, Shecom has issued an aggregate of 21,257,737 shares ("Shares") of its Common Stock, par value $.0001 per share; and

         WHEREAS, ESCAgenetics is authorized to issue 100,000,000 shares of common stock, par value $.0001 per share (the "ESCAgenetics Common Stock") of which 1,000,000 shares (the "Issued ESCAgenetics Shares") are issued and outstanding. The ESCAgenetics Common Stock is referred to herein as the "ESCAgenetics Shares"; and

         WHEREAS, Shecom Mergerco is a wholly owned subsidiary of ESCAgenetics and is authorized to issue 1,000 shares of common stock, par value $.01 (referred to as the "Shecom Mergerco Shares"), all of which such Shecom Mergerco Shares are issued and outstanding and owned by ESCAgenetics; and

         WHEREAS, the respective Boards of Directors of ESCAgenetics, Shecom Mergerco and Shecom (together with ESCAgenetics and Shecom Mergerco, the "Companies") deem it advisable and generally to the advantage and welfare of the Companies and their respective shareholders, that Shecom Mergerco be merged with and into Shecom under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Delaware General Corporation Law and the Merger to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

1. Votes on Merger and Related Matters. (a) Shecom Mergerco and Shecom (the "Constituent Corporations") shall each, as soon as practicable but prior to Closing (as defined below) (i) cause a special meeting of its shareholders to be called to consider and vote upon the Merger on the terms and conditions hereinafter set forth, or (ii) obtain written consent of such shareholders, as applicable, as is necessary to approve the Merger. If the Merger is approved in accordance with applicable law, subject to the further conditions and provisions of this Agreement, a closing of this Agreement shall be held (the "Closing") and a Certificate of Merger (the "Certificate of Merger"), and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger, shall be executed and filed with the Secretary of State of the State of Delaware as promptly as possible thereafter. The Certificate of Merger so filed shall be substantially in the form of Exhibit A annexed hereto, with such changes therein as the Board of Directors of each of Shecom Mergerco and Shecom shall mutually approve.

         (b) As soon as practicable, ESCAgenetics shall use reasonable efforts to obtain the written consent of its stockholders for the approval of (i) a Certificate of Amendment to ESCAgenetics' Certificate of Incorporation to approve the change of name of ESCAgenetics to "Shecom Corporation or a new name to be determined (the "Name Change"). Approving the Name Change shall not be a condition to the consummation of the Merger.

         2. Representations, Warranties and Covenants of Shecom. Shecom represents, warrants and covenants as follows, except to the extent set forth on the schedule of exceptions in the form of Schedule A annexed hereto and made a part hereof:

            2.1 Organization; Capitalization. Shecom is, and on the effective date of the Merger (the "Effective Date") will be, a duly organized and a validly existing corporation in good standing under the laws of its state of formation. There are issued and outstanding, and on the Effective Date there will be issued and outstanding, only the Shares, all of which are, and on the Effective Date will be, duly authorized and validly issued. There are, and on the Effective Date there will be, no outstanding rights, options or warrants to purchase any equity interest in Shecom, and there will be no other or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for equity of Shecom. No person has any right of first refusal, right of participation, or any similar right with respect to dispositions of the Shares.

            2.2 Authority. Shecom has, and on the Effective Date will have, full power and authority to enter into this Agreement and, subject to any third party approval in accordance with the laws of the State of Delaware, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Shecom and, prior to the Closing, by all stockholders of Shecom whose consent is required under applicable law.

            2.3 Binding Agreement. This Agreement has been duly executed and delivered by Shecom and constitutes the legal, valid and binding obligation of Shecom, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            2.4 No Conflicts. The execution and delivery by Shecom of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Shecom will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Shecom is now a party or by which it or any of its assets or properties are bound; (ii) Shecom's certificate of incorporation and bylaws, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Linsang or any of its business or properties wherein such breach could have a material adverse effect on Shecom or any of its business or properties.

            2.5 Subsidiaries. Shecom does not have, and on the Effective Date will not have, any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

            2.6 Foreign Qualifications. Shecom is, and on the Effective Date will be, qualified or licensed as a foreign corporation in all jurisdictions where its business or ownership of assets so requires, except where the failure to be qualified or licensed would not be reasonably expected to have a material adverse effect on the business of Shecom. The business of Shecom does not require it to be registered as an investment company or investment adviser, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

            2.7 Financial Statements. All financial statements of Shecom previously delivered to ESCAgenetics, and attached hereto as Annex A (the "Financial Statements") fairly present in all material respects the financial position, results of operations and other information purported to be shown therein of Shecom, at the dates and for the respective periods to which they apply. All such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and have been adjusted for all normal and recurring accruals.

            2.8 No Adverse Events. Since the date of the Shecom Financial Statements, otherwise as set forth therein:


                  (i) there has not been any material adverse change in the financial position or condition of Shecom, its liabilities, assets or any damage, loss or other change in circumstances materially affecting Shecom, its business or assets or Shecom' right to carry on its business, other than changes in the ordinary course of business or due to general economic, industry or political conditions;

                  (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Shecom, its business or assets;

                  (iii) there has not been any material increase in the compensation payable or to become payable by Shecom to any of Shecom' officers, employees or agents or any bonus, payment or arrangement made to or with any of them;

                  (iv) Shecom's business has been and continues to be carried on in the ordinary course;

                  (v) Shecom has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

                  (vi) no capital expenditures in excess of $50,000 individually or $200,000 in total have been authorized or made.

            2.9 Ordinary Course of Business. Except for transactions occurring in the ordinary course of business, there has not been, and on the Effective Date there will not have been, any transactions involving Shecom since December 31, 2002 in an amount in excess of $200,000.

            2.10 Liabilities; Claims. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against Shecom (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since December 31, 2002, (ii) taxes accrued on earnings since December 31, 2002 which are not yet due or payable, or (iii) liabilities which do not exceed $200,000.

            2.11 Tax Returns. All federal, state, county and local income, excise, property and other tax returns required to be filed by Shecom are true and correct in all material respects and have been timely filed or extended through timely filed requests for extension, and all required taxes, fees or assessments have been paid or an adequate reserve therefore has been established in the Financial Statements. The federal income tax returns and state and foreign income tax returns of Shecom have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to Shecom or any of its operations or businesses. There are no pending, or to the knowledge of Shecom, threatened, tax claims or assessments, and there are no pending, or to the knowledge of Shecom, threatened, tax examinations by any taxing authorities. Shecom has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of Shecom for any year.

            2.12 Title to Assets. Except as provided for in the Financial Statements, Shecom, has, and on the Effective Date will have, good and marketable title to all of its furniture, fixtures, equipment and other assets owned by Shecom, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature. Shecom is the owner of its inventory as set forth in the Financial Statements and has good and marketable title thereto. Except as provided in the Financial Statements, Shecom's assets comprise all of the property and assets of its business, and no other person or entity owns any assets used by Shecom in operating the business of Shecom, whether under a lease, rental agreement or other arrangement.

            2.13 Accounts Receivable. The accounts receivable as set forth in the Financial Statements represent amounts due for goods sold or services rendered by Shecom in the ordinary course of business and, except as reserved for in the Financial Statements, Shecom believes are collectable in the ordinary course of business, without any claims by the obligor for set-off or counter-claims.

            2.14 Material Contracts. A copy (or summary if oral) of all agreements, contracts, arrangements, understandings and commitments, whether written or oral, to which Shecom is or on the Effective Date will be, a party, or from which Shecom will receive substantial benefits and which are material to Shecom (collectively, "Shecom Contracts"), have been delivered to ESCAgenetics or its counsel. Any Shecom Contracts entered into between the date hereof and the Effective Date will be delivered to ESCAgenetics or its counsel prior to Closing. The validity and enforceability of, and rights of Shecom contained in, each such Shecom Contract shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof. To its knowledge, Shecom is not in material default under any Shecom Contract.

            2.15 Legal Proceedings. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to Shecom's knowledge, threatened, involving Shecom, individually or in the aggregate, in which an unfavorable determination could result in suspension or termination of Shecom's business or authority to conduct such business in any jurisdiction or could result in the payment by Shecom of more than $200,000, or challenging the validity or propriety of the transactions contemplated by this Agreement. Shecom is not a party to any order, judgment or decree, which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Shecom.

            2.16 Certain Transactions. Since December 31, 2002 there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers or directors of Shecom, (ii) no loans made to or any other transactions with any of the officers or directors of Shecom or their families and (iii) no dividends or other distributions declared or paid by Shecom.

            2.17 Insurance. Shecom has, and on the Effective Date will have, maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to Shecom, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, have been made available to ESCAgenetics. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid, and Shecom has not received any notice of cancellation of any such policies.

            2.18 Intellectual Property. With the exception of the trademarked names of "Shecom" and "Ikebana", Shecom has, and on the Effective Date will have, no other patents, patent applications, trademarks, trademark registrations or applications, trade names, copyrights, copyright registrations or applications, or other intellectual property pending. To its knowledge, Shecom has not infringed upon any third party's intellectual property.

            2.19 Compliance with Laws. Shecom has, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have or would not be expected to have a material adverse effect on its business or property.

            2.20 Related Party Contracts. There are, and on the Effective Date there will be, no loans, leases or other Shecom Contracts outstanding between Shecom and any of its officers, directors or any person related to or affiliated with any such officers or directors.

            2.21 Officer and Director Information. During the past five year period neither Shecom, nor any of its officers or directors, nor any person intended upon consummation of the Merger to be nominated by Shecom to become an officer or director of ESCAgenetics or any successor entity or subsidiary, has been the subject of:

                 (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of Shecom or such person, or any partnership in which Shecom or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which Shecom or any such person was an executive officer at or within two years before the time of such filing;

                 (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

                 (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining Shecom or any such person from, or otherwise limiting, the following activities:

                      (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                      (ii) Engaging in any type of business practice; or

                      (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                 (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of Shecom or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                 (e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                 (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated. All items described in clauses (a) through (f) above are collectively referred to herein as "Bad Events."

            2.22 Benefit Plans. Shecom does not have any pension plan, profit sharing or similar employee benefit plan.

            2.23 Consents and Approvals. Except for the consent and approval of the stockholders of Shecom and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Shecom of this Agreement and (ii) the consummation by Shecom of the Merger and of all other transactions contemplated hereby.

            2.24 Finder's Fees. Except as may be provided pursuant to the agreements that govern this agreement and financial activities undertaken on behalf of this merger, Shecom knows of no person who rendered any service in connection with the introduction of the Companies to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

            2.25 Employee Matters. No employees of Shecom are on strike or to the best of Shecom's knowledge threatening any strike or work stoppage. Shecom does not have any obligations under any collective bargaining or labor union agreements, nor is Shecom involved in any material controversy with any of its employees or any organization representing any of its employees. Shecom believes its relationships with its employees are good.

            2.26 Disclosure. None of the information supplied or to be supplied by or about Shecom herein or for inclusion or incorporation by reference in any information to be supplied to holders of ESCAgenetics Common Stock concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

             2.27 Actions Prior to Closing. From the date hereof through the Closing, Shecom shall not, other than in the ordinary course of business, consistent with past practice, without due consent of ESCAgenetics:

                 (a) sell, lease, assign, transfer or otherwise dispose of any material assets;

                 (b) agree to assume or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

                 (c) participate or engage in any discussions or negotiations with any person regarding, or enter into any transaction concerning, a merger, stock exchange or consolidation, other than with the other parties hereto, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, assets or, capital stock or securities convertible into equity, or make any material change in the present method of conducting business;

                 (d) make any amendment to its certificate of incorporation or bylaws;

                 (e) enter into or amend any employment agreements or increase the salary or bonus of any existing employee;

                 (f) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property, assets, income or profits, whether now owned or hereafter acquired;

                 (g) declare or authorize any dividends or distributions on any shares of capital stock of Shecom.

            2.28 Charter Documents. The charter documents of Shecom have not been altered since its incorporation, except as filed in the record books of Shecom.

            2.29 Corporate Minute Books. The corporate minute books of Shecom are complete and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Shecom which required director or shareholder approval are reflected on the corporate minute books of Shecom. Shecom is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

         3. Representations, Warranties and Covenants Regarding Shecom Mergerco. ESCAgenetics and Shecom Mergerco each jointly and severally represents, warrants and covenants as follows with respect to Shecom Mergerco:

            3.1 Organization; Capitalization. Shecom Mergerco is, and on the Effective Date will be, a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Shecom Mergerco Shares. On the Effective Date there will be issued and outstanding all of the Shecom Mergerco Shares, which shall be fully paid and nonassessable and all of which shall be owned solely by ESCAgenetics. There are no, and on the Effective Date there will be no, issued or outstanding options or warrants to purchase Shecom Mergerco Shares or any issued or outstanding securities of any nature convertible into Shecom Mergerco Shares, or any agreements or understandings to issue any Shecom Mergerco Shares, options or warrants.

            3.2 Authority. Shecom Mergerco has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Shecom Mergerco.

            3.3 No Business Activity. Shecom Mergerco has been organized solely for the purpose of consummating the Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

            3.4 Issuance of Securities. Since its inception, Shecom Mergerco has not issued or committed itself to issue, and to the Effective Date will not issue or commit to issue, any Shecom Mergerco Shares or any options, rights, warrants, or other securities convertible into Shecom Mergerco Shares, except for the issuance of the Shecom Mergerco Shares to ESCAgenetics.

            3.5 Consents and Approvals. Except for the consent and approval of the Board of Directors and shareholder of Shecom Mergerco, and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Shecom Mergerco of this Agreement and (ii) the consummation by Shecom Mergerco of the Merger and the other transactions contemplated hereby.

            3.6 No Conflicts. The execution and delivery by Shecom Mergerco of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Shecom Mergerco will not conflict with, result in a breach of or constitute or give rise to a default under any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Shecom Mergerco is now a party or by which it or any of its assets or properties are bound or its Certificate of Incorporation or the bylaws of Shecom Mergerco, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Shecom Mergerco or any of its businesses or properties.

            3.7 Subsidiaries. Shecom Mergerco has, and on the Effective Date will have, no subsidiaries, nor does it own any direct or indirect interest in any other business entity.

            3.8 Financial Condition. Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Shecom Mergerco Shares to ESCAgenetics, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the Merger, Shecom Mergerco has had, and on the Effective Date will have had, no business and no financial or other transactions of any nature whatsoever.

            3.9 Liabilities. Shecom Mergerco has, and on the Effective Date will have, no liabilities (including, but not limited to, tax liabilities) nor are there, or on the Effective Date will there be, any claims against Shecom Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger and the consummation of the transactions contemplated by this Agreement.

            3.10 Assets. Shecom Mergerco has, and on the Effective Date will have no fixtures, furniture, equipment, inventory, accounts receivable or other assets.

            3.11 Contracts. Shecom Mergerco has, and on the Effective Date will have, no contracts or commitments to which it is, or on the Effective Date will be, a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger.

            3.12 Legal Proceedings. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Shecom Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Shecom Mergerco's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Shecom Mergerco. Shecom Mergerco is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Shecom Mergerco.

            3.13 Employee Matters; Related Party Transactions. Since the inception of Shecom Mergerco there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Shecom Mergerco; (ii) no loans made to or any transactions with any officer or director of Shecom Mergerco; (iii) no dividends or other distributions declared or paid by Shecom Mergerco; and (iv) no purchase by Shecom Mergerco of any Shecom Mergerco Shares.

            3.14 Intellectual Property. Shecom Mergerco has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefore or any other intellectual property.

            3.15 Compliance with Laws. Since its inception, Shecom Mergerco has, and on the Effective Date will have, in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations.

            3.16 Officer and Director Information. During the past five year period, no officer or director of Shecom Mergerco has been the subject of any Bad Event.

            3.17 Benefit Plans. Shecom Mergerco has no pension plan, profit sharing or similar employee benefit plan.

            3.18 Finder's Fees. Shecom Mergerco knows of no person who rendered any service in connection with the introduction of the Companies to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

            3.19 Charter Documents. The charter documents of Shecom Mergerco have not been altered since its incorporation, except as filed in the record books of Shecom Mergerco.

            3.20 Corporate Minute Books. The corporate minute books of Shecom Mergerco are complete and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Shecom Mergerco which required director or stockholder approval are reflected on the corporate minute books of Shecom Mergerco. Shecom Mergerco is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

         4. Representations, Warranties and Covenants of ESCAgenetics. ESCAgenetics represents, warrants and covenants as follows, except to the extent set forth in the Schedule of Exceptions in the form of Schedule B annexed hereto and made part hereof ("ESCAgenetics Schedule of Exceptions"):

            4.1 Organization; Capitalization. ESCAgenetics is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 100,000,000 shares of ESCAgenetics Common and no other shares of capital stock. On the Effective Date, giving effect to the Reverse Split and the Merger, there will be issued and outstanding approximately 5,587,038 shares of ESCAgenetics Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. In the event the stockholders do not approve the Reverse Split and the Reverse Split has not occurred, on the Effective Date there will be issued and outstanding no more than 100,000,000 shares of ESCAgenetics Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. On the Effective Date, there will be no other issued and outstanding shares of capital stock of ESCAgenetics, except for the Issued ESCAgenetics Shares. Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire ESCAgenetics Shares or any issued or outstanding securities of any nature convertible into ESCAgenetics Shares. There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding which restricts, limits or otherwise affects the right to vote any ESCAgenetics Shares.

            4.2 Binding Agreement. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of ESCAgenetics. This Agreement has been duly executed and delivered by ESCAgenetics and constitutes the legal, valid and binding obligation of ESCAgenetics enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            4.3 Recent Business Operations. The business of ESCAgenetics and the ESCAgenetics Subsidiaries (as hereinafter defined), since January 1, 1996 has been limited solely to the search for an acquisition or merger partner and certain transactions described in its filings with the Commission since January 1, 1996, and except for transactions related to conversion of debt or other obligations and merger or acquisition activities of one of its subsidiaries, it has not engaged in any other business or activity since January 1, 1996.

            4.4 Foreign Qualifications. ESCAgenetics is, and on the Effective Date will be, duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of ESCAgenetics does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

            4.5 Subsidiaries. ESCAgenetics has, and on the Effective Date will have, no subsidiaries, except for Shecom Mergerco, PHYTOpharmaceuticals, Inc. and SRE ESCAgenetics Corporation (the "ESCAgenetics Subsidiaries"), nor does it own any direct or indirect interest in any other business entity.

            4.6 Financial Statements. The financial statements of ESCAgenetics, consisting of its Balance Sheets, Statement of Operations, Statement of Stockholders' Equity and Statement of Cash Flows, all as at or for periods ending September 30, 2002 and June 30, 2002, and all together with accompanying notes, if any, are complete and correct in all material respects, present fairly the financial position of ESCAgenetics, the results of operations and changes in financial position for the period covered thereby, and were prepared in accordance with generally accepted accounting principles consistently applied, and have been adjusted for all normal and recurring accruals. All the financial statements referenced herein regarding ESCAgenetics are collectively referred to as the "ESCAgenetics Financial Statements", all of which have been delivered to Shecom and are true, correct and complete in all material respects.

            4.7 No Adverse Changes. There has not been, and on the Effective Date there will not have been, any material change in the financial condition of ESCAgenetics and the ESCAgenetics Subsidiaries from that set forth in the ESCAgenetics Financial Statements except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and (iii) the incurring of expenses and liabilities relating to this Agreement.

            4.8 Liabilities. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against ESCAgenetics or the ESCAgenetics Subsidiaries (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued and matured or unmatured) not appearing on the ESCAgenetics Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby and (ii) liabilities and commitments incurred or made in the ordinary course of ESCAgenetics's business or taxes incurred on earnings since December 31, 2002.

            4.9 Tax Returns. All Federal, state, county and local income, excise, property or other tax returns required to be filed by ESCAgenetics and the ESCAgenetics Subsidiaries have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefore has been provided for in the ESCAgenetics Financial Statements. The federal income tax returns and state and foreign income tax returns of ESCAgenetics and the ESCAgenetics Subsidiaries have not been audited by the IRS or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to ESCAgenetics, or any of its operations or businesses or the ESCAgenetics Subsidiaries. There are no pending, or to the knowledge of ESCAgenetics, threatened, tax claims or assessments, and there are no pending, or to the knowledge of ESCAgenetics, threatened, tax examinations by any taxing authorities. Neither ESCAgenetics or the ESCAgenetics Subsidiaries has given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of ESCAgenetics and the ESCAgenetics Subsidiaries for any year.

            4.10 Assets. ESCAgenetics and the ESCAgenetics Subsidiaries have, and on the Effective Date will have, no fixtures, furniture, equipment, inventory, accounts receivable or other assets.

            4.11 Material Contracts. ESCAgenetics and the ESCAgenetics Subsidiaries each have, and on the Effective Date will have, no material contracts to which it is, or on the Effective Date will be, a party.

            4.12 No Conflicts. The execution and delivery by ESCAgenetics of this Agreement, the consummation and performance of the transactions herein contemplated and compliance with the terms of this Agreement by ESCAgenetics will not conflict with, result in a breach of or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which ESCAgenetics or the ESCAgenetics Subsidiaries is now a party or by which it or any of its assets or properties is bound; (ii) the Certificate of Incorporation or the bylaws of ESCAgenetics and the ESCAgenetics Subsidiaries, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over ESCAgenetics or the ESCAgenetics Subsidiaries or any of their respective business or properties.

            4.13 Legal Proceedings. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or to ESCAgenetics's knowledge threatened, against ESCAgenetics or any of the ESCAgenetics Subsidiaries, including, but not limited to any shareholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to ESCAgenetics's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against ESCAgenetics or any of the ESCAgenetics Subsidiaries. ESCAgenetics and the ESCAgenetics Subsidiaries are not a party to any order, judgment or decree.

            4.14 Certain Transactions. There have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of ESCAgenetics or the ESCAgenetics Subsidiaries; (ii) no loans made to or transactions with any officer or director of ESCAgenetics or the ESCAgenetics Subsidiaries; (iii) no dividends or other distributions declared or paid by ESCAgenetics; and (iv) no purchase by ESCAgenetics or any third party of any of the ESCAgenetics Shares.

            4.15 Issuances of Securities. ESCAgenetics has not, except for the Issued ESCAgenetics Shares, issued or committed itself to issue, and to the Effective Date will not issue or commit itself to issue, any ESCAgenetics Shares or any options, rights, warrants, or other securities convertible into ESCAgenetics Shares, except as contemplated by this Agreement.

            4.16 Intellectual Property. ESCAgenetics and the ESCAgenetics Subsidiaries have no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefore. ESCAgenetics has no knowledge of any infringements by ESCAgenetics or the ESCAgenetics Subsidiaries of any third party's intellectual property.

            4.17 Compliance with Laws. ESCAgenetics and the ESCAgenetics Subsidiaries have, and on the Effective Date will have, in all material respects operated their respective business and conducted their affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property. To the best of its knowledge, ESCAgenetics and the ESCAgenetics Subsidiaries are not in violation of any Federal, state or local environmental law or regulation.

            4.18 Related Party Transactions. On the Effective Date there will be no loans, leases, commitments, arrangements or other contracts of any kind or nature outstanding between (i) ESCAgenetics or any of the ESCAgenetics Subsidiaries or (ii) any officer or director of ESCAgenetics or the ESCAgenetics Subsidiaries or any person related to or affiliated with any officer or director of ESCAgenetics or any of the ESCAgenetics Subsidiaries.

            4.19 Officers and Directors. During the past five year period, no current officer or director of ESCAgenetics or the ESCAgenetics Subsidiaries has been the subject of any Bad Event.

            4.20 Employee Benefit Plans. ESCAgenetics and the ESCAgenetics Subsidiaries have no pension plan, profit sharing or similar employee benefit plan.

            4.21 Consents. Except for the consent and approval of the Board of Directors of ESCAgenetics and Shecom Mergerco, the filing of the Certificate of Merger and the filing of Commission Form 8-K, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by ESCAgenetics of this Agreement or (ii) the consummation by ESCAgenetics of the Merger and the other transactions contemplated hereby. ESCAgenetics has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            4.22 Finder's Fees. ESCAgenetics knows of no person who rendered any service in connection with the introduction of the Companies to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

            4.23 Employees. ESCAgenetics and the ESCAgenetics Subsidiaries have no employees.

            4.24 Disclosure. None of the information supplied or to be supplied by or about ESCAgenetics or the ESCAgenetics Subsidiaries to Shecom concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            4.25 Registration. The ESCAgenetics Common Stock is, and at the Effective Date will be, validly registered as a class pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            4.26 Listing and Maintenance Requirements. The ESCAgenetics Common Stock is listed on the NASD OTCBB. ESCAgenetics has not, in the 24 months preceding the date hereof, received notice from the NASD OTCBB or any other market or exchange on which the ESCAgenetics Common Stock is or has been listed or quoted to the effect that ESCAgenetics is not in compliance with the listing or maintenance requirements of such market. ESCAgenetics is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. ESCAgenetics has not, in the 24 months preceding the date hereof, received notice any notice of violations or delisting from the Commission.

            4.27 SEC Reports; Financial Statements. ESCAgenetics has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the effective date of its registration statement filed with the Commission on Form 10-SB (the foregoing materials being collectively referred to herein as the "SEC Reports" on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated hereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ESCAgenetics included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the ESCAgenetics and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

            4.28 Internal Accounting Controls. ESCAgenetics and the ESCAgenetics Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no disagreements of any kind presently existing, or reasonably anticipated by ESCAgenetics to arise, between the accountants and lawyers formerly or presently employed by ESCAgenetics, which could reasonably be expected to delay the transactions contemplated hereby, including the filing of Form 8-K following the Effective Date, and ESCAgenetics is current with respect to any fees owed to its accountants and lawyers. ESCAgenetics has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for ESCAgenetics and designed such disclosure controls and procedures to ensure that material information relating to ESCAgenetics, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which ESCAgenetics's Form 10-K (or 10-KSB) or 10-Q (or 10-QSB), as the case may be, is being prepared. The ESCAgenetics's certifying officers have evaluated the effectiveness of ESCAgenetics's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-KSB for the year ended September 30, 2002 (such date, the "Evaluation Date"). ESCAgenetics presented in the Form 10-KSB for the year ended September 30, 2002 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in ESCAgenetics's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to ESCAgenetics's and its certifying officer's knowledge, in other factors that could significantly affect the ESCAgenetics's internal controls.

            4.29 Charter Documents. The charter documents of ESCAgenetics and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of ESCAgenetics.

            4.30 Corporate Minute Books. The corporate minute books of ESCAgenetics and its subsidiaries are complete and each of the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by ESCAgenetics and its subsidiaries which required director or stockholder approval are reflected on the corporate minute books of ESCAgenetics and its subsidiaries. ESCAgenetics and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

         5. Representations to Survive Closing. All of the representations, covenants and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of ESCAgenetics, Shecom Mergerco, the ESCAgenetics Stockholders, the Shecom Stockholder or Shecom pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing for a period of two (2) years from the Effective Date.

         6. Surviving Corporations. The surviving entity in the Merger shall be Shecom. Shecom's name, identities, certificate of incorporation, bylaws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the Certificate of Merger.

         7. Treatment of Securities of Constituent Corporations in the Merger. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the securities of each of the Constituent Corporations are as follows:

            7.1 Treatment of Shares. At the Effective Date, in the event the Reverse Split has become effective, the Shares shall be converted by virtue of the Merger, into an aggregate of approximately 4,375,000 shares of ESCAgenetics Common Stock ("Shecom Shares"), on the basis of .1865 shares of ESCAgenetics Common Stock for each Share, without any action on the part of the holders thereof. In the event the Reverse Split has not become effective on or before the Effective Date the Shares shall be converted by virtue of the Merger, and at the Effective Date, into an aggregate of 21,875,000 shares of ESCAgenetics Common Stock, on the basis of .9325 shares of ESCAgenetics Common Stock for each Share, without any action on the part of the holders thereof. In the event the Reverse Split has not taken place on or before the Effective Date, the conversion of the Shares into shares of ESCAgenetics Common Stock shall be performed in accordance with this Section, and the Shecom Shares issuable to the Shecom shareholders shall be issued as follows: (1) as soon as practicable after the Effective Date, ESCAgenetics shall cause to be issued to the Shecom shareholders a total of 4,375,000, and (2) thereafter, ESCAgenetics shall use its best efforts to: (A) obtain stockholder approval to amend its certificate of incorporation to increase the authorized shares of common stock so as to permit the additional share issuance and reservation required by this subparagraph, and
(B) cause to be issued to the Shecom shareholders an additional 458,656,193 shares and approximately 108,010,474 shares to be reserved for issuance pursuant to Section 7.2 below. The ESCAgenetics Stockholders, by their signatures hereto, agree to vote in favor of any such amendment to the certificate of incorporation required by this subsection. Upon such surrender, Shares so surrendered shall be owned of record and beneficially by ESCAgenetics. Upon conversion, any fractional ESCAgenetics Common Stock resulting from conversion shall be rounded up to the next highest whole number.

            7.2 Treatment of Shecom Options and Convertible Debt. Up to 0 currently existing options to purchase Shares and 0 Shares issuable upon convertible debt convertible shall be replaced at closing by options and convertible debt to purchase ESCAgenetics Common Stock on the same basis of conversion as set forth in Section 7.1 above.

            7.3 Existence of Shecom Mergerco. The separate existence and corporate organization of Shecom Mergerco, except insofar as it may be continued by statute, shall cease on Effective Date and Shecom shall become a wholly owned subsidiary of ESCAgenetics.

         8. Rights and Liabilities of Surviving Corporation in Merger. On and after the Effective Date, Shecom, as the surviving corporation of the Merger, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of Shecom Mergerco; all debts due to Shecom Mergerco on whatever account shall be vested in Shecom; all claims, demands, property, rights, privileges, powers, franchises and every other interest of Shecom Mergerco shall be as effectively the property of Shecom as they were of Shecom Mergerco; the title to any real estate by deed or otherwise in Shecom Mergerco shall not revert or be in any way impaired by reason of the Merger, but shall be vested in Shecom; all rights of creditors and all liens upon any property of Shecom Mergerco shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; and all debts, liabilities and duties of Shecom Mergerco shall thenceforth attach to Shecom and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         9. Further Assurances of Title. As and when requested by Shecom, or by any of its successors or assigns, Shecom Mergerco shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments and will take or cause to be taken all such further action as Shecom may deem necessary or desirable in order to vest in and confirm to Shecom title to and possession of the property acquired by Shecom by reason or as a result of the Merger, and otherwise to carry out the intent and purposes hereof, and the officers, directors of Shecom and ESCAgenetics, as applicable, are fully authorized in the name of Shecom or ESCAgenetics or otherwise to take any and all such action.

         10. Conditions of Obligations of Shecom Mergerco and ESCAgenetics. The obligation of Shecom Mergerco and ESCAgenetics to consummate the Merger is subject to the following conditions prior to the Effective Date:

             10.1 Compliance with Representations and Warranties. Shecom shall be in compliance with its representations, warranties and covenants contained herein in all material respects, and Shecom Mergerco and ESCAgenetics each shall receive from Shecom certificates to such effect from the President of Shecom as of the Effective Date.

             10.2 Losses. Shecom shall not have suffered a loss on account of fire, flood, accident or other calamity of such a character as to interfere materially with the continuous operation of its business or materially affect adversely its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

             10.3 No Material Adverse Change. Except as disclosed in this Agreement or in the schedules annexed hereto, no material adverse change in the aggregate shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of Shecom since December 31, 2002.

             10.4 Disposition of Assets. None of the properties or assets of Shecom shall have been sold or otherwise disposed of other than in the ordinary course of business in accordance with past practice during such period, except with the prior written consent of ESCAgenetics.

             10.5 Conditions. Shecom shall have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

             10.6 Filings and Approvals. All applicable filings and regulatory approvals required to be made or obtained by Shecom have been made or obtained.

             10.7 Other Approvals. This Agreement and the transactions contemplated hereby shall have been approved by appropriate action of the Board of Directors and stockholders, as required, of Shecom and resolutions to that effect to ESCAgenetics and its counsel, shall have been delivered to ESCAgenetics.

             10.8 Compliance with Securities Laws. There shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger.

             10.9 Opinions of Counsel. ESCAgenetics shall have received an opinion from counsel to Shecom in form and substance reasonably satisfactory to ESCAgenetics's counsel.

             10.10 Investment Representation. Shecom shall have obtained an instrument, in the form annexed hereto as Exhibit B, from the stockholders of Shecom, including a representation that the shares of ESCAgenetics Common Stock being acquired as a result of the transactions contemplated by this Agreement are being acquired for investment purposes only and not with a view to, or sale in connection with, any distribution within the meaning of the Securities Act.

         11. Conditions of Obligations of Shecom. The obligations of Shecom to consummate the Merger are subject to the following conditions prior to the Effective Date:

             11.1 Compliance with Representations and Warranties. Shecom Mergerco and ESCAgenetics shall be in compliance with their respective representations, warranties and covenants contained herein, and Shecom shall have received from each of Shecom Mergerco and ESCAgenetics a certificate to such effect from their respective Presidents as of the Effective Date.

             11.2 Losses. Shecom Mergerco and ESCAgenetics shall not have suffered any loss on account of fire, flood, accident or other calamity of such a character as to interfere materially with the continuous operation of their respective businesses or materially adversely affect their respective condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

             11.3 No Material Transactions. No material transactions shall have been entered into by Shecom Mergerco or ESCAgenetics, other than transactions in the ordinary course of business, since December 31, 2002, other than as referred to in this Agreement or in connection herewith, except with the prior written consent of Shecom.

             11.4 No Material Adverse Change; Due Diligence. No material adverse change shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of Shecom Mergerco or ESCAgenetics since December 31, 2002, other than as referred to in this Agreement.

             11.5 Disposal of Assets. None of the properties or assets of Shecom Mergerco or ESCAgenetics shall have been sold or otherwise disposed of, other than in the ordinary course of business since December 31, 2002, except with the written consent of Shecom.

             11.6 Compliance with Conditions. Shecom Mergerco and ESCAgenetics shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

             11.7 Filings and Approvals. All applicable filings required to be made and regulatory approvals, as well as any other third party approvals, obtained by ESCAgenetics have been made or obtained, including the filing of required information pursuant to Section 14(f) of the Exchange Act with the Commission.

             11.8 Board Resignations. ESCAgenetics shall have held a meeting of its Board of Directors at which meeting all of its directors except one (the "ESCAgenetics Board Member") shall have resigned seriatim and the persons designated by Shecom shall have been elected as directors of ESCAgenetics, to fill the vacancies created thereby all subject to the consummation of the Merger. Upon such election, the ESCAgenetics Board Member shall resign.

             11.9 Opinions. Shecom shall have received opinions from counsel to Shecom Mergerco and ESCAgenetics in form and substance reasonably satisfactory to Shecom's counsel.

             11.10 Certifying Officers. The current Chief Executive Officer and Chief Financial Officer of ESCAgenetics shall each have agreed to provide to the appropriate officers of ESCAgenetics following the Merger, a letter, in form and substance satisfactory to Shecom, containing the certifications required under the Sarbanes-Oxley Act of 2002, with respect to any filings to be made with the Commission after the Merger that include financial statements or information about the pre-Merger operations of ESCAgenetics.

             11.11 10-QSB and Tax Returns. ESCAgenetics shall have timely filed its quarterly report on Form 10-QSB, for the quarter June 30, 2003, with the Commission and shall have filed all tax returns and paid all applicable taxes for the year ended September 30, 2002.

             Compliance with the provisions of this Section 11 shall be evidenced by the certificates of the respective Presidents and Secretaries of each of Shecom Mergerco and ESCAgenetics to be delivered at Closing.

         12. Other Covenants.

             12.1 Amendment of ESCAgenetics Certificate of Incorporation. The ESCAgenetics Stockholders each agrees that he will vote all shares of ESCAgenetics capital stock beneficially owned or controlled by him in favor of the amendment of ESCAgenetics's Certificate of Incorporation to change its corporate name to Shecom Corporation.

             12.2 Election of Directors. A new board of directors shall be formed consisting of not less than five (5) directors which shall include Raju Shewa, Phillip Trad and three additional directors to be determined prior to closing. The ESCAgenetics Stockholders each agree that, for a period of three years following the Closing, he will vote all shares of ESCAgenetics capital stock beneficially owned or controlled by him in favor of the nominated board of directors designated at the time of closing and reasonably acceptable to the ESCAgenetics Board of Directors, as members of the Board of Directors of ESCAgenetics.

             12.3 Indemnification. (a) The ESCAgenetics Stockholders, jointly and severally, agree to indemnify and hold harmless Shecom, its affiliates and stockholders, directors, officers, employees, agents, successors in interest, assigns and representatives from and against any and all losses, claims, damages or liabilities or expenses (including reasonable attorneys' fees) which may be incurred or suffered by any such party and which, directly or indirectly, arise out of or result from the operations of ESCAgenetics prior to the Effective Date, including, without limitation, any breaches of representations, warranties and covenants of ESCAgenetics contained herein. The ESCAgenetics Stockholders' indemnity obligations under this Section 12.3(a) shall be limited, in the aggregate, to $100,000.

             (b) Shecom and the Shecom Stockholder, jointly and severally, agree to indemnify and hold harmless ESCAgenetics and the ESCAgenetics Stockholders, directors, officers, employees, agents, successors in interest, assigns and representatives from and against any and all losses, claims, damages or liabilities or expenses (including reasonable attorneys' fees) which may be incurred or suffered by ESCAgenetics or the ESCAgenetics Stockholders which, directly or indirectly, arise out of or result from the operations of Shecom prior to the Effective Date including, without limitation, any breaches of representations, warranties and covenants of ESCAgenetics contained herein. The Shecom Stockholder's indemnity obligations under this Section 12.3(b) shall be limited, in the aggregate, to $100,000.

             12.4 Post-Merger Operations of Shecom. If, within the earlier of
(i) two years from the Effective Date or (ii) the date that the New Note is paid in full (such earlier of the foregoing two clauses, the "Trigger Date"), Shecom shall permanently cease all business operations for a period in excess of sixty days, or any proceeding shall be instituted by or against Shecom seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against Shecom (but not instituted by Shecom), either such proceeding shall remain undismissed or unstayed for a period of ninety (90) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for, Shecom or any substantial part of its property) shall be granted or shall occur, then the parties hereto agree to unwind this transaction, whereby (i) the Shecom Shares, to the extent not previously sold or transferred by a current stockholder of Shecom, shall be returned to ESCAgenetics and cancelled, (ii) the Shares and the business, assets, liabilities and operations of Shecom are returned to the pre-Merger stockholders of Shecom and (iii) the New Note shall be cancelled or returned to ESCAgenetics, such that Shecom and the pre-Merger stockholders of Shecom shall have no obligations with respect to such New Note. The Shecom Stockholder agrees not to sell, transfer or otherwise dispose of his Shecom Shares to any third party in a private transaction prior to the Trigger Date, unless such third party agrees to be bound by the provisions of this Section 12.4. The Shecom Stockholder shall be permitted to sell his Shecom Shares pursuant to Rule 144 of the Securities Act prior to and following the Trigger Date.

             12.5 Covenants Not to Sue. (a) The ESCAgenetics Stockholders, on behalf of themselves and each of their respective affiliates, successors and assigns, each irrevocably covenant and agree that they shall forever refrain from initiating, filing, instituting, maintaining, or proceeding upon, or encouraging, advising, or voluntarily assisting any other person or entity to initiate, institute, maintain, or proceed upon, any claims, demands, obligations, liabilities, indebtednesses, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of actions, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, attorneys' fees, losses and expenses, of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, or whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, against ESCAgenetics (or its current or former officers, directors, agents or employees), which in any way arise out of, are connected with or related to the operations of ESCAgenetics prior to the Effective Date.

             (b) The Shecom Stockholder irrevocably covenants and agrees that he shall forever refrain from initiating, filing, instituting, maintaining, or proceeding upon, or encouraging, advising, or voluntarily assisting any other person or entity to initiate, institute, maintain, or proceed upon, any claims, demands, obligations, liabilities, indebtednesses, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of actions, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, attorneys' fees, losses and expenses, of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, or whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, against ESCAgenetics or Shecom (or their respective officers, directors, agents or employees), which in any way arise out of, are connected with or related to the operations of Shecom prior to the Effective Date.

         13. Abandonment. This Agreement and the Merger may be abandoned (a) by any of the Companies, acting by its Board of Directors, at any time prior to its adoption by the stockholders, if such adoption is required, (b) by any of the Companies, acting by its Board of Directors, by written notice to the other parties hereto, at any time in the event of the failure of any condition in favor of such entity as to which the consummation of the Merger is subject, or
(c) by the consent of all the Companies, acting each by its Board of Directors, at any time prior to the Effective Date. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the Companies, their respective Boards of Directors or any other party to this Agreement.

         14. Closing or Termination. In the event the Closing of this Agreement shall not take place due to failure of any condition of Closing required herein, then any party shall have the right to terminate this Agreement, in which event no party shall have any further right or obligation as against any other. If Shecom shall fail to close for any reason other than failure of any condition of Closing required herein to be performed on the part of ESCAgenetics or Shecom Mergerco, Shecom shall pay to ESCAgenetics a break-up fee of $250,000 in cash. If ESCAgenetics or Shecom Mergerco shall fail to close for any reason other than failure of any condition of Closing required herein to be performed on the part of Shecom, ESCAgenetics shall pay to Shecom a break-up fee of $250,000 in cash. Notwithstanding anything in this section to the contrary Shecom shall not be liable to ESCAgenetics for a break-up fee if it has terminated this Agreement pursuant to Sections 12.6 or 12.7 and ESCAgenetics shall not be liable to Shecom for a break-up fee if it has terminated this Agreement pursuant to Sections 12.6 or 12.7.

         15. Delivery of Corporate Proceedings of ESCAgenetics and Shecom Mergerco. At the Closing, ESCAgenetics and Shecom Mergerco shall deliver to counsel for Shecom the originals of all of the corporate proceedings of ESCAgenetics and Shecom Mergerco, duly certified by their respective Secretaries, relating to this Agreement and Shecom shall deliver to counsel for ESCAgenetics the originals of all of the corporate proceedings of Shecom, duly certified by their respective Secretaries, relating to this Agreement.

         16. Limitation of Liability. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever.

         17. Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intent and purposes of this Agreement.

         18. Governing Law. This Agreement is being delivered and is intended to be performed in the State of New York, and shall be construed and enforced in accordance with the laws of such state, without regard to conflicts of laws thereof.

         19. Notices. All notices or other communications to be sent by any party to this Agreement to any other party to this Agreement shall be sent by certified mail, personal delivery or nationwide overnight courier to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party. Notice shall be deemed given and received on the date of actual delivery to the address specified thereon.

         20. Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by all of the parties hereto.

         21. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

         22. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

         23. Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

         24. Reliance on Certificates. In rendering any opinion referred to herein, counsel for the parties hereto may rely, as to any factual matters involved in their respective opinions, on certificates of public officials and of corporate and company officers, and on such other evidence as such counsel may reasonably deem appropriate and, as to the matters governed by the laws of jurisdictions other than the United States or the State of Delaware, an opinion of local counsel in such other jurisdiction(s), which counsel shall be satisfactory to the other parties in the exercise of their reasonable discretion.

         25. Public Announcements. All parties hereto agree that any public announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all parties hereto have reviewed and approved the language and timing of such disclosure, except as such disclosure may be required pursuant to any legal obligation or order of any court having proper jurisdiction over any of the parties hereto.

         26. Consent. Whenever consent is required to be given by any of the Companies to any of the other Companies hereunder in connection with any matter contemplated hereby, such consent shall not be unreasonably withheld, delayed or conditioned.

         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                              ESCAGENETICS CORPORATION,
                              a Delaware corporation

                              By:
                                 --------------------------------------------

                              Name:    Kevin R. Keating
                              Title:   President

                              SHECOM ACQUISITION CORPORATION,
                              a Delaware corporation

                              By:
                                 --------------------------------------------

                              Name:    Phillip G. Trad
                              Title:   President

                              SHECOM CORPORATION,
                              a Colorado corporation

                              By:
                                 --------------------------------------------

                              Name:    Phillip G. Trad
                              Title:   President

Schedule A        Shecom Schedule of Exceptions
Schedule B        ESCAgenetics Schedule of Exceptions
Exhibit A         Certificate of Merger

                                                                   Exhibit A(2)

                                    AMENDMENT
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

         Reference is hereby made to that certain Agreement and Plan of Reorganization dated August 22, 2003 (the "Merger Agreement") by and among ESCAgenetics Corporation, a Delaware corporation having its principal place of business at 383 Inverness Parkway, Suite 100, Englewood, Colorado 80112 ("ESCAgenetics"), Shecom Acquisition Corp., a Colorado corporation having its principal place of business at 22951 La Palma Avenue, Yorba Linda, California 92887 ("Shecom Mergerco") and Shecom Corporation, a Colorado corporation having its principal place of business at 22951 La Palma Avenue, Yorba Linda, California 92887 ("Shecom"). All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, the parties to the Merger Agreement desire to amend certain terms of the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Amendments. (A) Section 2.1 of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         2.1 Organization; Capitalization. Shecom is, and on the effective date of the Merger (the "Effective Date") will be, a duly organized and a validly existing corporation in good standing under the laws of the State of Colorado. Except as set forth below, there are no issued and outstanding securities of Shecom other than the Shecom Shares, and on the Effective Date there will be issued and outstanding only the 21,257,737 Shecom Shares, all of which are, and on the Effective Date will be, duly authorized and validly issued. There are, and on the Effective Date there will be, no outstanding rights, options or warrants to purchase any equity interest in Shecom, and there will be no other or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for equity of Shecom, other than the warrants to purchase 2,200,000 Shecom Shares. Other than the foregoing, no person has any right of first refusal, right of participation, or any similar right with respect to dispositions of the Shares.

                  (B) Section 4.1 of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         4.1 Organization; Capitalization. ESCAgenetics is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 100,000,000 shares of ESCAgenetics Shares and no other shares of capital stock. There are as of the execution date of this Amendment an aggregate of 1,000,000 ESCAgenetics Shares issued and outstanding.

On the Effective Date, giving effect to the Merger and the issuance of the 19,823,438 Merger Shares (as hereinafter defined), there will except as set forth below be issued and outstanding approximately 20,823,438 ESCAgenetics Shares, all of which such issued and outstanding shares will be validly issued, fully paid and non-assessable, and 2,015,619 ESCAgenetics Shares reserved for issuance pursuant to Section 7.3 hereof, for an aggregate of approximately 21,875,057 ESCAgenetics Shares on a fully diluted basis.

On the Effective Date, there will be no other issued and outstanding shares of capital stock of ESCAgenetics, except for the 2,125,000 ESCAgenetics Shares to be issued to certain entities and/or individuals in connection with the Merger, for an aggregate of approximately 25,000,057 ESCAgenetics Shares issued and outstanding immediately subsequent to the Closing of the Merger and all transaction and developments contemplated by the Merger Agreement, as amended hereby.

Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire ESCAgenetics Shares or any issued or outstanding securities of any nature convertible into ESCAgenetics Shares.

There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding which restricts, limits or otherwise affects the right to vote any ESCAgenetics Shares.

                  (C) Section 4.15 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

         4.15 Issuances of Securities. ESCAgenetics has not, except for the Issued ESCAgenetics Shares, issued or committed itself to issue, and to the Effective Date will not issue or commit itself to issue, any ESCAgenetics Shares or any options, rights, warrants, or other securities convertible into or exercisable for ESCAgenetics Shares, except as contemplated by this Agreement.

                  (D) Section 7.1 of the Merger Agreement is hereby deleted in its entirety and replaced with the following::


         7.1 ESCAgenetics Shares to be Issued. At and as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof: (i) each outstanding share of common stock of Shecom, $.0001 par value per share (the "Shecom Shares"), shall be converted into the right to receive
0.9325258146 shares of common stock of the Company, $.0001 par value per share (the "ESCAgenetics Shares"); and the ESCAgenetics Shares issued upon such conversion, being 19,823,438 shares in the aggregate, are referred to herein as the "Merger Shares"), and (ii) each dissenting share shall be converted into the right to receive payment from Shecom with respect thereto in accordance the law of the State of Colorado. As a result of the foregoing, the Merger Shares shall be allocated among the holders of the Shecom Shares on a pro rata basis (which shall be amended by the Parties immediately prior to the Effective Time in order to give effect to exercises, if any, of Outstanding Options (as defined below) subsequent to the date hereof).

                  The ratio of 0.9325258146 ESCAgenetics Shares to one Shecom Share is referred to herein as the "Conversion Ratio." The Conversion Ratio equals the fraction (i) having a numerator equal to 21,875,000, and (ii) having a denominator equal to 23,457,737, the aggregate number of currently issued and outstanding Shecom Shares in addition to such Shecom Shares as would be issued upon exercise of the Shecom Outstanding Warrants (as hereinafter defined). The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of ESCAgenetics and Shecom Shares outstanding (other than in connection with the exercise of the Outstanding Warrants).

                  (E) A new Section 7.2 shall be inserted to read as follows:

         7.2 Exchange of Outstanding Warrants. Subject to the terms and conditions set forth in this Agreement, at and as of the Effective Time, each of the 2,200,000 outstanding warrants to acquire Shecom Shares set forth on Section
2.1 above (which shall, if necessary, be amended by the parties as of the Effective Date) that remain outstanding as of the Effective Time (collectively the "Shecom Outstanding Warrants"), shall be converted by ESCAgenetics into warrants to acquire 2,051,619 ESCAgenetics Shares based on the Conversion Ratio of 0.09325258146.

                  (F) A new Section 7.3 shall be inserted to read as follows:

         7.3 ESCAgenetics Shares to be Reserved. Subject to the terms and conditions set forth in this Agreement, at and after the Closing, ESCAgenetics shall reserve such number of ESCAgenetics Shares as are required for issuance in connection with the exercise of the Shecom Outstanding Warrants, including any adjustments by reason of the anti-dilution provisions contained therein.

                  (F) Section 7.2 of the Merger Agreement is hereby deleted in its entirety.

                  (G) Section 7.3 of the Merger Agreement is hereby renumbered 7.4.

                  (H) Section 14 of the Merger Agreement is hereby amended by deleting therefrom the last sentence in its entirety.

         Except for the specific changes provided for in this section, all terms and conditions of the Merger Agreement shall remain and are in full force and effect.

         2. Governing Law. This Amendment shall be governed by and construed in. accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         3. Miscellaneous. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the following parties have caused this Amendment to be duly executed as of the 24th day of September 2003.


                            ESCAGENETICS CORPORATION,
                            a Delaware corporation

                            By:
                               ------------------------------
                            Name:    Kevin R. Keating
                            Title:   President



                            SHECOM ACQUISITION CORPORATION,
                            a Colorado corporation

                            By:
                               ------------------------------
                            Name:    Kevin R. Keating
                            Title:   President



                            SHECOM CORPORATION,
                            a Colorado corporation

                            By:
                               ------------------------------
                            Name:    Phillip G. Trad
                            Title:   President

                                                                      Exhibit B


                           CERTIFICATE OF AMENDMENT TO
     THE RESTATED CERTIFICATE OF INCORPORATION OF ESCAGENETICS CORPORATION.

                                    * * * * *

         ESCAgenetics Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Company has approved and its Stockholders having a right to vote thereon have ratified a resolution duly amending the Restated Certificate of Incorporation of the Company, as follows:

         RESOLVED, that the stockholders consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation changing its name to Krystal Digital Corporation, and it further;

         SECOND: That the amended article of the Restated Certificate of Incorporation shall read as follows:

         "FIRST: The name of the corporation is Krystal Digital Corporation"


         THIRD: That a majority of the Company's Stockholders have approved the amendment to the Restated Certificate of Incorporation (the "Amendment") pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL").

         FOURTH: That the capital of the Company shall not be reduced under or by reason of said Amendment.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Kevin R. Keating, its President, this 8th day of October, 2003.


                                 By:
                                    ------------------------------------------
                                          Kevin R. Keating, President